UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

Prosperity Bancshares, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Prosperity Bank Plaza

4295 San Felipe

Houston, Texas 77027

NOTICE OF 2014 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON TUESDAY, APRIL 15, 2014

Shareholders of Prosperity Bancshares, Inc.:

The 2014 Annual Meeting of Shareholders (the “Meeting”) of Prosperity Bancshares, Inc. (the “Company”) will be held at the East Lawn Board Room of Prosperity Bank at 80 Sugar Creek Center Boulevard, Sugar Land, Texas 77478, on Tuesday, April 15, 2014, beginning at 10:00 a.m. (local time), for the following purposes:

1.	To elect four (4) directors of Class I to serve on the Board of Directors of the Company until the Company’s 2017 annual meeting of shareholders, and each until their successors are duly elected and qualified or until their earlier resignation or removal;

2.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2014;

3.	To conduct an advisory (non-binding) vote regarding the compensation of the Company’s named executive officers (“Say-On-Pay”); and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The close of business on February 28, 2014 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or at any adjournments thereof. A list of shareholders entitled to vote at the Meeting will be available for inspection by any shareholder at the principal office of the Company during ordinary business hours for a period of at least ten days prior to the Meeting.

By order of the Board of Directors,

David Zalman

Chairman of the Board

March 14, 2014

Houston, Texas

Your Vote is Important.

You are cordially invited and urged to attend the Meeting. Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy card and promptly mail it in the enclosed envelope. The proxy is revocable in the manner described in the proxy statement at any time before it is voted at the Meeting. If you attend the Meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

i

PROSPERITY BANCSHARES, INC.

Prosperity Bank Plaza

4295 San Felipe

Houston, Texas 77027

PROXY STATEMENT

FOR

2014 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON TUESDAY, APRIL 15, 2014

Unless the context otherwise requires, references in this Proxy Statement to “we,” “us,” “our,” “our company,” “the Company” or “Prosperity” refer to Prosperity Bancshares, Inc., a Texas corporation, and its consolidated subsidiaries as a whole; references to the “Bank” refer to Prosperity Bank (a wholly-owned subsidiary of Prosperity Bancshares, Inc.). In addition, unless the context otherwise requires, references to “shareholders” are to the holders of our voting securities, which consist of Prosperity Bancshares, Inc. common stock, par value $1.00 per share (“Common Stock”).

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the 2014 Annual Meeting of Shareholders of the Company to be held at the East Lawn Board Room of Prosperity Bank at 80 Sugar Creek Center Boulevard, Sugar Land, Texas, on Tuesday, April 15, 2014, beginning at 10:00 a.m. (local time), and any adjournments thereof (the “Meeting”) for the purposes set forth in this Proxy Statement and the accompanying Notice of 2014 Annual Meeting of Shareholders. This Proxy Statement, the Notice of Meeting and the enclosed proxy will first be sent to shareholders on or about March 14, 2014.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE 2014 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, APRIL 15, 2014

Pursuant to rules promulgated by the Securities and Exchange Commission (“SEC”), the Company is providing access to its proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of its proxy materials on the Internet. You may access the following information at http://www.RRDEZProxy.com/2014/ProsperityBancshares, which does not have “cookies” that identify visitors to the site:

•	Notice of 2014 Annual Meeting of Shareholders to be held on Tuesday, April 15, 2014;

•	Proxy Statement for 2014 Annual Meeting of Shareholders to be held on Tuesday, April 15, 2014;

•	Form of Proxy; and

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

ABOUT THE MEETING

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.”

What is a proxy statement?

A proxy statement is a document that describes the matters to be voted upon at the Meeting and provides additional information about the Company. Pursuant to regulations of the SEC, we are required to provide you with a proxy statement containing certain information when we ask you to sign a proxy card to vote your stock at a meeting of the Company’s shareholders.

What is the purpose of the Meeting?

At the Meeting, shareholders will act upon the matters outlined in the Notice, including the following:

1.	to elect four directors to serve as Class I directors on the Board until the Company’s 2017 annual meeting of shareholders;

2.	to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2014;

3.	to conduct an advisory (non-binding) vote regarding the compensation of the Company’s named executive officers (“Say-On-Pay”); and

4.	to transact such other business as may properly come before the meeting or any adjournment thereof.

What is “householding” and how does it affect me?

With respect to eligible shareholders who share a single address, we are sending only one Proxy Statement to that address unless we received instructions to the contrary from any shareholder at that address. This practice, known as “householding,” is designed to reduce printing and postage costs. However, if a shareholder of record residing at such address wishes to receive a separate proxy statement in the future, he may contact Prosperity Bancshares, Inc., Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas 77027, Attn: denise Urbanovsky or by calling (281) 269-7199 and asking for denise Urbanovsky. Eligible shareholders of record receiving multiple copies of the Proxy Statement can request householding by contacting us in the same manner. Shareholders who own shares through a bank, broker or other nominee can request householding by contacting the nominee.

We hereby undertake to deliver promptly, upon written or oral request, a copy of the Proxy Statement to a shareholder at a shared address to which a single copy of the document was delivered. Requests should be directed to denise Urbanovsky at the address or phone number set forth above.

SEC rules permit companies to send you a notice that proxy information is available on the Internet, instead of mailing you a complete set of materials. In the future, the Company may choose to distribute proxy information in this manner.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a shareholder of record and hold shares in a brokerage account, you will receive a proxy card for shares held in your name and a voting instruction card for shares held in “street name.” Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

What is the record date and what does it mean?

The record date to determine the shareholders entitled to notice of and to vote at the Meeting is the close of business on February 28, 2014 (the “Record Date”). The Record Date is established by the Board as required by Texas law. On the Record Date, 66,219,775 shares of Common Stock were outstanding.

Who is entitled to vote at the Meeting?

Holders of Common Stock at the close of business on the Record Date may vote at the Meeting.

What are the voting rights of the shareholders?

Each holder of Common Stock is entitled to one vote for each share of Common Stock registered, on the Record Date, in such holder’s name on the books of the Company on all matters to be acted upon at the Meeting. The Company’s articles of incorporation prohibit cumulative voting.

The holders of at least a majority of the outstanding shares of Common Stock must be represented at the Meeting, in person or by proxy, in order to constitute a quorum for the transaction of business. At any meeting of the Company’s shareholders, whether or not a quorum is present, the chairman of the meeting or the holders of a majority of the issued and outstanding Common Stock, present in person or represented by proxy and entitled to vote at the meeting, may adjourn the meeting from time to time without notice or other announcement.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name with Computershare Investor Services, Inc., the Company’s stock transfer agent, you are considered the shareholder of record with respect to those shares. The Proxy Statement and proxy card have been sent directly to you by Computershare at the Company’s request.

If your shares are held in a stock brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” The Proxy Statement and proxy card have been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions it included in the mailing or by following its instructions for voting.

What is a broker non-vote?

A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Your broker has discretionary authority to vote your shares with respect to the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm (Item 2). In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to the election of directors to the Company’s Board (Item 1) or with respect to the advisory, non-binding vote regarding the Say-On-Pay resolution (Item 3).

How do I vote my shares?

If you are a record holder, you may vote your Common Stock at the Meeting in person or by proxy. To vote in person, you must attend the Meeting and obtain and submit a ballot. The ballot will be provided at the Meeting. To vote by proxy, you must mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope.

The proxy card is fairly simple to complete, with specific instructions on the card. By completing and submitting it, you will direct the designated persons (known as “proxies”) to vote your Common Stock at the Meeting in accordance with your instructions. The Board has appointed David Zalman and H.E. Timanus, Jr. to serve as the proxies for the Meeting.

Your proxy card will be valid only if you sign, date and return it before the Meeting. If you complete all of the proxy card except for one or more of the voting instructions, then the designated proxies will vote your shares “FOR” each proposal as to which you provide no voting instructions. We do not anticipate that any other matters will come before the Meeting, but if any other matters properly come before the Meeting, then the designated proxies will vote your shares in accordance with applicable law and their judgment.

If you hold your shares in “street name,” your bank, broker or other nominee should provide to you a voting instruction card along with the Company’s proxy solicitation materials. By completing the voting instruction card, you may direct your nominee how to vote your shares. If you complete the voting instruction card except for one or more of the voting instructions, then your broker will be unable to vote your shares with respect to the proposal as to which you provide no voting instructions, except that the broker has the discretionary authority to vote your shares with respect to the ratification of the appointment of Deloitte & Touche LLP (Item 2). Alternatively, if you want to vote your shares in person at the Meeting, you must contact your nominee directly in order to obtain a proxy issued to you by your nominee holder. Note that a broker letter that identifies you as a shareholder is not the same as a nominee-issued proxy. If you fail to bring a nominee-issued proxy to the Meeting, you will not be able to vote your nominee-held shares in person at the Meeting.

Who counts the votes?

All votes will be tabulated by the inspectors of election appointed for the Meeting. Votes for each proposal will be tabulated separately.

Can I vote my shares in person at the Meeting?

Yes. If you are a shareholder of record, you may vote your shares at the Meeting by completing a ballot at the Meeting.

If you hold your shares in “street name,” you may vote your shares at the Meeting only if you obtain a proxy issued by your bank, broker or other nominee giving you the right to vote the shares as discussed above.

Even if you currently plan to attend the Meeting, we recommend that you also return your proxy card or voting instructions as described above so that your votes will be counted if you later decide not to attend the Meeting or are unable to attend.

What are my choices when voting?

In the election of directors, you may vote for all director nominees or you may withhold your vote as to one or more director nominees. With respect to each of the other proposals, you may vote for the proposal, against the proposal or abstain from voting on the proposal.

What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote your shares as follows:

Item 1—FOR the election of each nominee for director;

Item 2—FOR the ratification of the appointment of Deloitte & Touche LLP; and

Item 3—FOR the advisory, non-binding Say-On-Pay resolution.

What if I do not specify how I want my shares voted?

If you are a record holder who returns a completed proxy card that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:

Item 1—FOR the election of each nominee for director;

Item 2—FOR the ratification of the appointment of Deloitte & Touche LLP; and

Item 3—FOR the advisory, non-binding Say-On-Pay resolution.

If you are a “street name” holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be unable to vote those shares, except that the nominee will have discretion to vote on the ratification of Deloitte & Touche LLP (Item 2).

Can I change my vote?

Yes. If you are a record holder, you may revoke your proxy at any time before it is voted at the Meeting by any of the following means:

•	attending the Meeting and voting your shares by ballot;

•	Please note that your attendance at the Meeting will not, by itself, revoke a proxy; you must also vote your shares by ballot at the Meeting.

•	completing and submitting to the Secretary of the Company a new valid proxy bearing a later date; or

•	delivering written notice of revocation to the Company addressed to denise Urbanovsky, Secretary at the Company’s address below, which notice must be received before 5:00 p.m., Houston Time on April 14, 2014.

All written notices of revocation and other communications with respect to revocation or proxies should be sent to: Prosperity Bancshares, Inc., Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas 77027, Attention: denise Urbanovsky, Secretary. If you are a “street name” holder, contact your bank, broker or other nominee so that they can provide instructions explaining how you may change or revoke your voting instructions.

What percentage of the vote is required to approve each proposal?

Assuming the presence of a quorum, the four director nominees who receive the most votes from the holders of the shares of our Common Stock for their election will be elected, i.e., the affirmative vote of the holders of a plurality of the shares of Common Stock voting at the Meeting is required for the election of the director nominees (Item 1).

The ratification of Deloitte & Touche LLP’s appointment as the Company’s independent registered public accounting firm (Item 2) and approval of the advisory, non-binding resolution on Say-On-Pay (Item 3) will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote and present in person or represented by proxy at the Meeting.

How are broker non-votes and abstentions treated?

Brokers, as holders of record, are permitted to vote on certain routine matters, but not on non-routine matters. A broker non-vote occurs when a broker does not have discretionary authority to vote the shares and has not received voting instructions from the beneficial owner of the shares. The only routine matter to be presented at the Meeting is the ratification of the appointment of the independent registered public accounting firm (Item 2). If you hold shares in street name and do not provide voting instructions to your broker, those shares will be counted as broker non-votes for all non-routine matters.

A broker non-vote or a withholding of authority to vote with respect to one or more nominees for director will not have the effect of a vote against such nominee or nominees since broker non-votes and abstentions are counted for purposes of determining the presence or absence of a quorum, but are not counted as votes cast at the Meeting. Any abstentions will not have the effect of a vote against the proposals to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm and the Say-On-Pay vote. Since the ratification of the appointment of the independent registered public accounting firm is considered a routine matter and a broker or other nominee may generally vote on routine matters, no broker non-votes are expected to occur in connection with this proposal. The advisory, non-binding vote on the Say-On-Pay resolution is considered a non-routine matter and, as such, broker non-votes will be deemed shares not present to vote on this matter, will not count as votes for or against this proposal and will not be included in calculating the number of votes necessary for approval of such matter.

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Meeting?

No. None of our shareholders has any dissenters’ or appraisal rights with respect to the matters to be voted on at the Meeting.

What are the solicitation expenses and who pays the cost of this proxy solicitation?

Our Board is asking for your proxy and we will pay all of the costs of soliciting shareholder proxies. We may use officers and employees of the Company to ask for proxies, as described below.

Is this Proxy Statement the only way that proxies are being solicited?

No. In addition to the solicitation of proxies by use of the mail, if deemed advisable, directors, officers and regular employees of the Company may solicit proxies personally or by telephone or other means of communication, without being paid additional compensation for such services. This proxy solicitation is made by the Board and the cost of this solicitation is being borne by the Company. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expense in forwarding the proxy materials to beneficial owners of the Company’s Common Stock.

Are there any other matters to be acted upon at the Meeting?

Management does not intend to present any business at the Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. The proxy also confers on the proxies the discretionary authority to vote with respect to any matter presented at the Meeting for which advance notice was not received by the Company in accordance with the Company’s Amended and Restated Bylaws (the “Bylaws”). If other matters requiring a vote of the shareholders properly come before the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Where can I find voting results?

The Company intends to publish the voting results in a current report on Form 8-K, which it expects to file with the SEC within four business days following the Meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement and the documents we refer to in this Proxy Statement. If you have any questions, or need additional material, please write to Prosperity Bancshares, Inc., Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas 77027, Attn: denise Urbanovsky or call (281) 269-7199 and ask for denise Urbanovsky.

ITEM 1.

ELECTION OF DIRECTORS

Election Procedures; Term of Office

The size of the Board is currently set at twelve members, with ten directors presently serving and two vacant positions. In accordance with the Company’s Bylaws, members of the Board are divided into three classes, Class I, Class II and Class III. The members of each class are elected for a term of office to expire at the third succeeding annual meeting of shareholders following their election. The term of office of the current Class I directors expires at the Meeting. The terms of the Class II and Class III directors expire at the annual meeting of shareholders in 2015 and 2016, respectively.

The Nominating and Corporate Governance Committee has recommended to the Board, and the Board has approved the nomination of William H. Fagan, M.D., William T. Luedke IV, Perry Mueller, Jr., D.D.S. and Harrison Stafford II to fill the three expiring and one vacant Class I director positions. Except for Mr. Luedke, each nominee is currently serving as a Class I director. The four Class I nominees, if elected at the Meeting, will serve until the annual meeting of shareholders in 2017.

If the four nominees for Class I director are elected at the Meeting, the composition of the Board will be four Class I directors, four Class II directors and three Class III directors, with one vacancy in Class III.

The four Class I nominees receiving the affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Meeting will be elected. Unless the authority to vote for the election of directors is withheld as to one or more of the nominees, all shares of Common Stock represented by proxy will be voted FOR the election of the nominees. If the authority to vote for the election of directors is withheld as to one or more but not all of the nominees, all shares of Common Stock represented by any such proxy will be voted FOR the election of the nominee or nominees, as the case may be, as to whom such authority is not withheld.

If a nominee becomes unavailable to serve as a director for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the Board. The Board has no reason to believe that any nominee will be unavailable to serve as a director. All of the nominees have consented to being named herein and to serve if elected.

Any director vacancy occurring after the election may be filled by a majority vote of the remaining directors, even if the remaining directors constitute less than a quorum of the full Board. In accordance with the Company’s Bylaws, a director appointed to fill a vacancy will be appointed to serve until the next annual meeting of shareholders held for the election of directors, regardless of whether the class of director in which he serves is to be elected at such annual meeting.

The biography of each of the director nominees, continuing directors and executive officers set forth below contains information regarding the person’s service as a director and/or executive officer, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as a director.

Nominees for Election

The following table sets forth the name, age and position with the Company for each nominee for election as a director of the Company:

Name	Age	Position with the Company
William H. Fagan, M.D.	84	Class I Director of the Company
William T. Luedke IV	61	Nominee for Class I Director of the Company
Perry Mueller, Jr., D.D.S.	80	Class I Director of the Company
Harrison Stafford II	72	Class I Director of the Company

William H. Fagan, M.D. Dr. Fagan was appointed a director of the Company in September 2002. Dr. Fagan is an investor who had served as a director of Paradigm Bancorporation, Inc. from 1996 until its merger with the Company on September 1, 2002. He served on the board of Paradigm Bank Texas since its formation in 1980. From 1965 to 1980, Dr. Fagan served on the board of directors of Channelview State Bank, which later changed its name to Prime Bank. The Company believes Dr. Fagan’s qualifications to serve as a director include his involvement as a director of Paradigm Bancorporation, Inc. and Channelview State Bank, as well as the Company.

William T. Luedke IV. Mr. Luedke is a partner in the financial institutions section at Bracewell & Giuliani LLP, where he has practiced for 35 years, representing numerous financial institutions in corporate finance, mergers and acquisitions and regulatory matters. In 2014, Mr. Luedke entered the firm’s voluntary partner phase down program and will no longer be active in the practice of law. He received a Bachelor of Arts degree from Williams College and a Juris Doctor degree from Vanderbilt University School of Law. He is a graduate of Wayland Academy, a college preparatory school in Beaver Dam, Wisconsin, and currently serves as the Chairman of its Board of Trustees. The Company believes Mr. Luedke’s qualifications to serve as a director include his many years of legal experience and service as an advisor to the Company and other financial institutions.

Perry Mueller, Jr., D.D.S. Dr. Mueller was appointed a director of the Company in November 2001. Dr. Mueller, a dentist, has been in private practice in Lake Jackson, Texas for over 50 years. He completed his pre-dental education from the University of Texas and graduated with honors from the University of Texas Dental Branch in the Texas Medical Center. He was one of the original founders of First National Bank in Lake Jackson, Texas and served as Vice Chairman of the Board of that bank from 1963 until 2002. Dr. Mueller was a founder of the Brazosport Day Care Center, a life member of Optimist International, a past officer of the Kiwanis Club and Rotary International and has served as a dental missionary in Haiti, Africa, Mexico and South Korea. Dr. Mueller’s interest in banking goes back to his father being in the banking industry for approximately 65 years before retiring. Dr. Mueller is the father-in-law of David Zalman. The Company believes Dr. Mueller’s qualifications to serve as a director include his many years of service and involvement with First National Bank in Lake Jackson, Texas, and the Company.

Harrison Stafford II. Judge Stafford became a director of the Company in April 2000. He served as the County Judge for Jackson County, Texas, from January 1991 through December 2010. He also served as Jackson County Auditor from 1972 to 1990. Judge Stafford received a Bachelor of Business Administration degree and a Juris Doctor degree from the University of Texas. He also holds a Master degree in Finance from the Wharton School of the University of Pennsylvania. He currently serves as Director of the Jackson County United Way, Director of the Jackson County 100 Club, Chairman of the Lavaca Regional Water Planning Group and Treasurer of the Texana Museum and Library Association. The Company believes Judge Stafford’s qualifications to serve as a director include his auditing and legal experience and his long term involvement as a director of the Company.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE FOR ELECTION TO THE BOARD.

CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the Company’s Class II and Class III directors whose terms of office do not expire at the Meeting, and the executive officers of the Company who are not also directors:

Name	Age	Positions with the Company and the Bank
Directors:

James A. Bouligny	78	Class II Director of the Company

W.R. Collier	75	Class II Director of the Company; Senior Chairman of West Texas Division of the Bank

Leah Henderson	47	Class III Director of the Company

Ned S. Holmes	69	Class III Director of the Company

Robert Steelhammer	73	Class II Director of the Company

H.E. Timanus, Jr.	69	Class II Director and Vice Chairman of the Company; Director, Chairman of the Board and Chief Operating Officer of the Bank

David Zalman	57	Class III Director, Chairman of the Board and Chief Executive Officer of the Company; Director, Senior Chairman of the Board and Chief Executive Officer of the Bank

Executive officers who are not also directors:

Michael Epps	62	Executive Vice President of the Company; Senior Executive Vice President/Financial Operations and Administration of the Bank

Randy Hester	55	Executive Vice President of the Company; Senior Executive Vice President and Chief Lending Officer of the Bank

David Hollaway	58	Executive Vice President and Chief Financial Officer of the Company; Senior Executive Vice President and Chief Financial Officer of the Bank

Charlotte M. Rasche	49	Executive Vice President and General Counsel of the Company; Senior Executive Vice President and General Counsel of the Bank

James A. Bouligny. Mr. Bouligny has been a director of the Company since 1991. Mr. Bouligny was a named partner in the El Campo law firm of Duckett, Bouligny & Collins, LLP prior to 2007 and is currently Of Counsel to the firm. Mr. Bouligny received a Bachelor of Business Administration degree and a Juris Doctor degree from the University of Texas. Mr. Bouligny’s civic activities include a 25-year tenure as a member of the Board of Trustees of Wharton County Junior College and an 18-year tenure as City Attorney for El Campo, Texas. He is currently a member of the MG and Lillie Johnson Foundation and a trustee of the St. Philip Catholic School Endowment. The Company believes Mr. Bouligny’s qualifications to serve as a director include his legal background and his years of experience as a director of the Company.

W.R. Collier. Mr. Collier joined the Company as a Class II Director and as Senior Chairman for the West Texas Division of the Bank upon completion of the merger of American State Financial Corporation into the Company on July 1, 2012. Mr. Collier began his career with American State Bank in 1959, starting as a teller and rising to become President and Chief Executive Officer in 1974 and then on to Chief Executive Officer and Chairman of American State Financial Corporation in 1988. Mr. Collier graduated with a Bachelor of Science degree from Texas Technological College, now Texas Tech University, in 1961. He also graduated from the Southwestern Graduate School of Banking at Southern Methodist University in Dallas. Active in the Lubbock community, Mr. Collier was a member of the Executive Committee of the Texas Tech University Foundation and

served on the President’s Council of both Texas Tech University and Lubbock Christian University. He was a board member of the Independent Bankers Association of Texas and served on both the Government Relations Council and the Deposit Insurance Reform Committee of the American Bankers Association, where he is also a former State Vice President for the Texas division. The Company believes Mr. Collier’s qualifications to serve as a director include his extensive professional experience and involvement in the banking industry, his leadership of American State and his dedication to the Lubbock community.

Leah Henderson. Ms. Henderson became a director of the Company in April 2007 and has served as a member of the Compensation Committee since that time and was elected Chairman of the Compensation Committee in 2008. Prior to being appointed to the Board of the Company, she served as a director of the Bank since 2002. Prior to serving on the Board of the Bank, she was a director of Paradigm Bancorporation, Inc. and its member bank, Paradigm Bank Texas. Ms. Henderson currently serves as Executive Vice President of Sales for PULSE, a Discover Financial Services LLC company and operator of the PULSE electronic funds network, where she has been part of the executive management team for over seven years. Ms. Henderson received a Bachelor of Business Administration from Stephen F. Austin State University. The Company believes Ms. Henderson’s qualifications to serve as a director include her prior experience on the board of directors of Paradigm Bancorporation, Inc. and her extensive experience as an executive officer of PULSE.

Ned S. Holmes. Mr. Holmes became Chairman of the Board of the Company in February 2001 and served in that capacity until April 2006. Prior to the merger of Commercial Bancshares, Inc. into the Company, he served as Chairman of the Board of Commercial Bancshares since 1991 and as a director of Commercial Bancshares since 1979. Mr. Holmes was born in Houston, Texas and served as the President of Commercial Bancshares from 1979 to 1986. In 1991, Mr. Holmes was named Senior Chairman of the Board of Heritage Bank. From 1980 through December 31, 2005, Mr. Holmes served as Chairman of the Board and President of Parkway Investments/Texas, Inc. and managed his Houston-based real estate assets, the San Diego Princess Hotel and other special real estate projects. Mr. Holmes is affiliated with NH-5, Inc. and Ned S. Holmes Investments, Inc. Mr. Holmes is the Chairman Emeritus of the Greater Houston Partnership. Mr. Holmes served as a director of the Memorial Hermann Hospital System, Baylor College of Medicine, University of Texas M.D. Anderson Cancer Center, Gulf Coast Rail District, Coastal Coordination Council and Transportation Transformation Group. He was appointed to the Texas Transportation Commission in January 2007 and served until June 2012. Mr. Holmes currently serves on the newly reconstituted oversight committee of the Cancer Prevention and Research Institute of Texas (CPRIT). The Company believes Mr. Holmes’s qualifications to serve as a director include his many years of experience as Chairman of Prosperity Bancshares, Inc. and Commercial Bancshares, Inc., as well as his years of service in the public sector.

Robert Steelhammer. Mr. Steelhammer has been a director of the Company since its inception. Mr. Steelhammer has been a named partner with Steelhammer & Miller, P.C. in Houston for more than the past five years. He received a Bachelor of Science degree from the University of Texas and a Juris Doctor degree from South Texas College of Law. He is a member of the State Bar of Texas, a registered professional engineer for the State of Texas and a member of the American Institute of Chemical Engineers. The Company believes Mr. Steelhammer’s qualifications to serve as a director include his legal, financial and investing experience and role as a director of the Company from its inception.

H. E. Timanus, Jr. Mr. Timanus has been a director of the Company and the Bank since 2001. He has served as Chief Operating Officer of the Bank since 2001 and was named Chairman of the Board of the Bank in 2005. Mr. Timanus became an Executive Vice President and the Chief Operating Officer of the Company in 2001 and served in that capacity until 2006 when he became Vice Chairman of the Company. Prior to this, from 1986 to 2001, Mr. Timanus served as President and Chief Executive Officer of Commercial Bancshares, Inc. and from 1988 to 2001, he served as Chief Executive Officer and Chairman of Heritage Bank. Mr. Timanus also served as a director of Financial Federal Corporation, a financial services company listed on the New York Stock Exchange until the sale of the company in 2010. The Company believes Mr. Timanus’s qualifications to serve as a director of the Company include his prior experience as President and CEO of Commercial Bancshares, Inc. and his continuing role and experience with the Company.

David Zalman. Mr. Zalman joined the Bank as President in 1986, became Chairman of the Board and Chief Executive Officer in 2001 and Senior Chairman and Chief Executive Officer in 2005. Mr. Zalman became a director and Vice President/Secretary of the Company in 1987, President in 2000, President and Chief Executive Officer in 2001 and Chairman of the Board and Chief Executive Officer in 2006. From 1978 to 1986, Mr. Zalman was employed by Commercial State Bank in El Campo, beginning as cashier and rising to become Chief Executive Officer. Mr. Zalman received a Bachelor of Business Administration degree from the University of Texas at Austin in 1978. He is a founding principal of New ICM LP, a manufacturer and distributor of children’s clothing to national and international companies, and currently serves as a partner and director. He has served as a member of the El Campo City Council and as a Trustee of the St. Philip Catholic School Endowment Fund, as well as on various other civic clubs and charitable organizations. Mr. Zalman is the son-in-law of Perry Mueller, Jr., D.D.S. The Company believes Mr. Zalman’s qualifications to serve as a director of the Company include his years of banking experience and his proven leadership in the success of the Company.

Executive Officers of the Company

Michael Epps. Mr. Epps joined the Bank as the Chairman of the West Texas Area upon completion of the merger of American State Financial Corporation into the Company in July of 2012. He was appointed Executive Vice President of the Company and Senior Executive Vice President/Financial Operations and Administration of the Bank in January 2014. Mr. Epps began his career with American State Bank in 1992, starting out as Chief Financial Officer, and became President in 2011. From 1986 to 1992, he was an auditor with KPMG LLP. Prior to that, he served as the Chief Financial Officer of Service Fracturing Co., a publicly-traded oil well service company. Mr. Epps is a Certified Public Accountant. Mr. Epps received a Bachelor of Business Administration with an emphasis in Accounting from West Texas State University, now West Texas A&M University, in 1973.

Randy Hester. Mr. Hester joined the Bank in 1991 as Banking Center President. He has served as Chief Lending Officer since August 2001. Prior to joining the Bank, Mr. Hester worked from 1978 to 1984 for Windsor Park Bank in San Antonio as a Consumer Lender. From 1984 to 1989, he was a Commercial Lender for First National Bank in Kerrville. From 1989 to 1990, he was a Commercial Lender for the Bank of Kerrville and from 1990 to 1991 was President and served on the board of directors for Texas Premier Bank. Mr. Hester attended University of Texas—San Antonio.

David Hollaway. Mr. Hollaway joined the Bank in 1992 as Senior Vice President and Chief Financial Officer and served as Treasurer of the Company from 1993 to 1999. He was appointed Chief Financial Officer of the Company in 1998 and Executive Vice President of the Bank in 2004. From 1990 to 1992, Mr. Hollaway worked for the Resolution Trust Corporation in its Gulf Coast Consolidated Office in Houston. From 1988 to 1990, he worked as the Cost Accounting Manager of San Jacinto Savings Association in Bellaire, Texas. From 1981 to 1988, Mr. Hollaway was Vice President-Auditor of South Main Bank in Houston. Mr. Hollaway is a Certified Public Accountant.

Charlotte M. Rasche. Ms. Rasche joined the Company and the Bank as Executive Vice President in the Legal Department on March 1, 2012 and became General Counsel of the Company and the Bank on April 15, 2012. Prior to joining the Company, Ms. Rasche was a partner with Bracewell & Giuliani LLP, where she had been an attorney since 1997. While at Bracewell, Ms. Rasche focused on commercial banking regulatory and corporate matters, mergers and acquisitions, Securities Exchange Act reporting compliance and corporate governance matters. Prior to attending law school, Ms. Rasche was a Coordinator of Residence Life in the Department of Housing at Texas Tech University from 1989 to 1994. Ms. Rasche received a Bachelor of Business Administration from Stephen F. Austin State University, a Master of Science from Oklahoma State University and a Juris Doctor degree from the University of Texas at Austin. Ms. Rasche is an attorney licensed to practice law in Texas.

Each executive officer of the Company is elected by the Board and holds office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

CORPORATE GOVERNANCE

Meetings of the Board

The Board held four meetings during 2013 and took certain actions by unanimous written consent. There was no director who attended less than 75% of the aggregate of the (1) total number of meetings of the Board and (2) total number of meetings held by committees on which he or she served.

Board Leadership Structure

The Board believes that the Company’s Chief Executive Officer is best situated to serve as Chairman because he is the director most familiar with the Company’s business and industry, and most capable of effectively identifying corporate priorities and leading the discussion and execution of strategic initiatives. Independent directors and management have different perspectives and roles in strategy development. The Company’s independent directors bring experience, oversight and expertise from outside the Company and industry, while the Chief Executive Officer brings company-specific experience and expertise. The Board believes that the combined role of Chairman and Chief Executive Officer promotes strategic development and execution, and facilitates information sharing between management and the Board, which are essential to effective governance.

One of the key responsibilities of the Board is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes the combined role of Chairman and Chief Executive Officer is in the best interest of shareholders because it provides the appropriate balance between strategy development and independent oversight of management.

The Board has designated a lead independent director (“Presiding Director”) to preside at the executive sessions of the Board. The Presiding Director serves for a term of at least one year. Currently, James A. Bouligny serves as the Presiding Director. In addition to presiding over the executive sessions, the Presiding Director is also charged with the additional responsibilities associated with his leadership of the independent directors, including providing feedback to management from the Board’s executive sessions, assisting the Chief Executive Officer with setting Board meeting agendas as requested, assisting in the Board’s risk oversight and performing such other functions as may be designated from time to time by the independent directors.

Executive Sessions

The non-employee directors of the Company hold executive sessions from time to time at the conclusion of regular meetings of the Board without the Chief Executive Officer or any other member of management present. The independent directors of the Company also hold executive sessions from time to time without the Chief Executive Officer or any other member of management present. The Presiding Director leads all of these executive sessions. In 2013, the independent directors held two executive sessions and the Company’s non-employee directors held two executive sessions.

Oversight of Risk Management

The Board is responsible for overseeing management and the business and affairs of the Company, which includes the oversight of risk. In exercising its oversight, the Board has allocated certain areas of focus to its committees and has retained areas of focus for itself. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial risks. The Nominating and Corporate Governance Committee manages risks associated with management, including the composition and independence of the Board and succession planning. The Risk Committee is responsible for assisting the Board with its oversight of the Company’s risk appetite, enterprise-wide risk management, compliance framework and the governance structure supporting the compliance framework. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks. The Board as a whole regularly reviews information regarding the Company’s asset quality, securities portfolio, capital, liquidity and operations, as well as the risks associated with each. Throughout the year, senior management reports to the Board the risks that may be material to the Company. The goal of these processes is to achieve serious and thoughtful Board-level attention to the nature of the material risks faced by the Company and the adequacy of the Company’s risk management processes and systems. While the Board recognizes that the risks the Company faces are not static, and that it is not possible to mitigate all risk and uncertainty all of the time, the Board believes that the Company’s approach provides the Board with the proper foundation and oversight perspective with respect to management for the Company.

Committees of the Board

The Company’s Board has four committees, the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Risk Committee, each of which is described below.

Audit Committee. The primary purpose of the Audit Committee, which also serves as the audit committee of the Bank, is to provide independent and objective oversight with respect to the integrity of the Company’s financial statements and reports and other financial information provided to shareholders and others, the Company’s internal controls, the independent registered public accounting firm, including its qualifications and independence, the Company’s compliance with legal and regulatory requirements and the performance of the Company’s audit, accounting and financial reporting processes generally. The Audit Committee reports to the Board concerning such matters, appoints the independent registered public accounting firm for the Company and the Bank, reviews the scope of work of the independent registered public accounting firm and its reports and reviews the activities and actions of the Bank’s internal auditors. In addition, the Audit Committee reviews and discusses with management and the independent registered public accounting firm the Company’s quarterly financial results and the quarterly financial statements prior to the filing of the Company’s Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K.

The Audit Committee is responsible for oversight of Company risks relating to accounting matters, financial reporting and legal and regulatory compliance. To satisfy these oversight responsibilities, the Audit Committee separately meets regularly with the Company’s Chief Financial Officer, director of internal audit, General Counsel, independent registered public accounting firm and management. The Audit Committee chair regularly meets between formal Audit Committee meetings with the Company’s chief accounting officer, director of internal audit and independent registered public accounting firm. The Audit Committee also receives regular reports regarding issues such as the status and findings of audits being conducted by the internal auditors and the independent registered public accounting firm, the status of material litigation, accounting changes that could affect the Company’s financial statements and proposed audit adjustments.

The Audit Committee is comprised of Ned S. Holmes, Harrison Stafford II (Chairman) and Robert Steelhammer, each of whom the Board has determined to be an independent director of the Company as defined in the listing standards of the New York Stock Exchange and in Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has also determined that each of Ned S. Holmes, Harrison Stafford II and Robert Steelhammer has the requisite attributes of an “audit committee financial expert” as defined by the rules and regulations of the SEC. The Audit Committee operates pursuant to a written charter, which is available electronically on the Company’s website at www.prosperitybankusa.com. The charter may be accessed directly from the Company’s home page by clicking the “About Us” tab and then selecting “Corporate Governance” from the drop-down menu. The Audit Committee held four meetings during 2013.

Compensation Committee. The Compensation Committee is responsible for discharging the responsibilities of the Board relating to the compensation of the Company’s Chairman of the Board and Chief Executive Officer, directors and other executive officers. The Compensation Committee also administers the Company’s incentive compensation and equity-based plans and makes recommendations to the Board as to option and stock grants to the employees and directors of the Company and Bank pursuant to such plans.

The Compensation Committee is responsible for risks relating to employment policies and the Company’s compensation and benefits systems. To assist it in satisfying these oversight responsibilities, the Compensation Committee meets regularly with management to understand the financial, human resources and shareholder implications of compensation decisions being made.

The Compensation Committee currently consists of Leah Henderson (Chairman), Ned S. Holmes and Harrison Stafford II, each of whom the Board has determined to be an independent director as defined in the New York Stock Exchange listing standards. The Compensation Committee operates pursuant to a written charter, which is available electronically on the Company’s website at www.prosperitybankusa.com. The charter may be accessed directly from the Company’s home page by clicking the “About Us” tab and then selecting “Corporate Governance” from the drop-down menu. The Compensation Committee held two meetings during 2013 to review such compensation and employee benefit matters.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board regarding the membership of the Board, including:

•	recommending to the Board the slate of director nominees for election at the annual meeting of shareholders;

•	considering, recommending and recruiting candidates to fill any vacancies or new positions on the Board, including candidates that may be recommended by shareholders;

•	establishing criteria for selecting new directors; and

•	reviewing the backgrounds and qualifications of possible candidates for director positions.

In addition, the Nominating and Corporate Governance Committee is responsible for considering and making recommendations to the Board concerning the function and needs of the Board, including:

•	reviewing and recommending policies applicable to the Board;

•	regularly reviewing issues and developments related to corporate governance and reassessing the corporate governance guidelines and recommending any proposed changes to the Board;

•	administering and overseeing compliance with the Company’s Code of Ethics;

•	reviewing the responsibilities, size and composition of key Board committees and making recommendations to the Board; and

•	soliciting input from the directors and, on an annual basis, conducting a review of the effectiveness of the operation of the Board and its committees.

The Nominating and Corporate Governance Committee is also responsible for oversight of risks relating to management and Board succession planning, the independence of the Board and potential conflicts of interest, shareholder responses to the Company’s business practices and employee and investor responses to the Company’s human resources practices. To satisfy these oversight responsibilities, the Nominating and Corporate Governance Committee receives regular reports from officers of the Company responsible for each of these risk areas on matters such as progress against succession planning programs and goals, trends in risk levels, the employee climate and risk management activities that could affect Company operations. The Nominating and Corporate Governance Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities.

The members of the Nominating and Corporate Governance Committee currently include James A. Bouligny (Chairman), William H. Fagan, M.D. and Robert Steelhammer, each of whom the Board has determined to be an independent director as defined in the New York Stock Exchange listing standards. If elected as a director of the Company at the Meeting, William T. Luedke IV will join the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee operates pursuant to a written charter, which is available electronically on the Company’s website at www.prosperitybankusa.com. The charter and the Company’s Corporate Governance Guidelines may be accessed directly from the Company’s home page by clicking the “About Us” tab and then selecting “Corporate Governance” from the drop-down menu. The Nominating and Corporate Governance Committee held one meeting in 2013.

Risk Committee. The purpose of the Risk Committee is to assist the Board in fulfilling its oversight responsibilities with regard to the level and type of risk the Company is able and willing to assume in its business activities, given its business objectives and obligations to shareholders of the Company. The Risk Committee is responsible for aiding the Board in assessing enterprise wide risk management and compliance framework and the governance structure that supports it. The Risk Committee, in conjunction with management of the Bank, is responsible for appointing a risk committee at the Bank to meet regularly and report its findings to the Company’s Risk Committee quarterly.

The Risk Committee currently consists of Robert Steelhammer (Chairman), James A. Bouligny and Leah Henderson, each of whom the Board has determined to be an independent director as defined in the New York Stock Exchange listing standards. The Risk Committee operates pursuant to a written charter, which is available electronically on the Company’s website at www.prosperitybankusa.com. The charter may be accessed directly from the Company’s home page by clicking the “About Us” tab and then selecting “Corporate Governance” from the drop-down menu. The Risk Committee held one meeting during 2013.

Director Nominations Process

The Nominating and Corporate Governance Committee considers nominees to serve as directors of the Company and recommends such persons to the Board. The Nominating and Corporate Governance Committee also considers director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board and meet the criteria for nominees considered by the committee. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board. In order to avoid the unnecessary use of the Nominating and Corporate Governance Committee’s resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below in the section titled “Procedures to be Followed by Shareholders.”

Criteria for Director Nominees.

The Nominating and Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board. The Nominating and Corporate Governance Committee considers the following criteria in selecting nominees: financial, regulatory and business experience; familiarity with and participation in the local community; integrity, honesty and reputation; dedication to the Company and its shareholders; independence; and any other factors the Nominating and Corporate Governance Committee deems relevant, including age, size of the Board and regulatory disclosure obligations. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Board and Nominating and Corporate Governance Committee believe that it is essential that the Board members represent diverse viewpoints.

The Nominating and Corporate Governance Committee may weigh the foregoing criteria differently in different situations, depending on the composition of the Board at the time. The Nominating and Corporate Governance Committee will strive to maintain at least one director who meets the definition of “audit committee financial expert” under the regulations of the SEC.

In addition, prior to nominating an existing director for re-election to the Board, the Nominating and Corporate Governance Committee considers and reviews an existing director’s Board and committee attendance and performance; length of board service; experience, skills and contributions that the existing director brings to the Board; and independence.

Process for Identifying and Evaluating Director Nominees.

Pursuant to the Nominating and Corporate Governance Committee Charter as approved by the Board, the Nominating and Corporate Governance Committee is responsible for the process relating to director nominations, including identifying, interviewing and selecting individuals who may be nominated for election to the Board. The process that the Nominating and Corporate Governance Committee follows when it identifies and evaluates individuals to be nominated for election to the Board is set forth below.

Identification. For purposes of identifying nominees for the Board, the Nominating and Corporate Governance Committee will rely on personal contacts of the members of the Board as well as their knowledge of members of the Bank’s local communities. The Nominating and Corporate Governance Committee will also consider director candidates recommended by shareholders in accordance with the policy and procedures set forth below in the section titled “Procedures to be Followed by Shareholders.” The Nominating and Corporate Governance Committee has not previously used an independent search firm in identifying nominees.

Evaluation. In evaluating potential nominees, the Nominating and Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board by evaluating the candidate under the selection criteria set forth above. In addition, for any new director nominee, the Nominating and Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate.

Procedures to be Followed by Shareholders.

Any shareholder of the Company may recommend to the Nominating and Corporate Governance Committee one or more persons as a nominee for election as a director of the Company at an annual meeting of shareholders if the shareholder complies with the prior notice and information provisions contained in the Company’s Bylaws. Currently, in order for a director nomination to be timely, a shareholder’s notice to the Company must be received at the Company’s offices not less than 120 days in advance of the first anniversary of the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting of shareholders. To submit a nomination of a director candidate, a shareholder must submit the following information in writing, addressed to the Chairman of the Nominating and Corporate Governance Committee, care of the Corporate Secretary, at the Company’s main office:

•	The name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;

•	A representation that the shareholder is a holder of record of stock of the Company entitled to vote at the annual meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•	If applicable, a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and

•	Such other information regarding each nominee that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act, or any successor regulation thereto (including such person’s notarized written acceptance of such nomination, consent to being named in the proxy statement as a nominee and statement of intention to serve as a director if elected).

A nomination of any person not made in compliance with the foregoing procedures shall not be eligible to be voted upon by the shareholders at the meeting.

If the Nominating and Corporate Governance Committee receives a director nomination from a shareholder or group of shareholders who (individually or in the aggregate) beneficially owned greater than 5% of the Company’s outstanding Common Stock for at least one year as of the date of such recommendation, the Company, as required by applicable securities law, will identify the candidate and shareholder or group of shareholders recommending the candidate and will disclose in its proxy statement whether the Nominating and Corporate Governance Committee chose to nominate the candidate, as well as certain other information.

Shareholder Communications with Directors

The Board will give appropriate attention to written communications received from shareholders, and will respond if and as appropriate. Shareholders or other interested parties can contact any director or committee of the Board by writing to them in care of Corporate Secretary, Prosperity Bancshares, Inc., Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas 77027. Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee. Other concerns will generally be referred to the Nominating and Corporate Governance Committee.

Director Attendance at Annual Meeting

The Board encourages directors to attend the annual meeting of shareholders. All ten of the Company’s directors attended the Company’s 2013 annual meeting of shareholders held on April 16, 2013.

Code of Ethics

The Company’s Board has adopted a Code of Ethics that applies to all directors, officers and associates, including the Company’s Chairman of the Board and Chief Executive Officer and senior financial officers. The Code of Ethics is available electronically on the Company’s website at www.prosperitybankusa.com. The Code of Ethics may be accessed directly from the Company’s home page by clicking the “About Us” tab and then selecting “Corporate Governance” from the drop-down menu.

Director Independence

During the review by the Company’s Board of director independence, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including those reported under “Certain Relationships and Related Transactions” below. The Board also considered whether there were any transactions or relationships between directors or any member of their immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder) and members of the Company’s senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that the following directors and director nominee are independent under the listing standards of the New York Stock Exchange: James A. Bouligny, William H. Fagan, M.D., Leah Henderson, Ned S. Holmes, William T. Luedke IV, Harrison Stafford II and Robert Steelhammer.

When determining whether William T. Luedke IV, a director nominee, is independent under the applicable standards, the Board considered Mr. Luedke’s history of providing legal advice to the Company and his decision to no longer actively practice law.

DIRECTOR COMPENSATION

For 2013, directors of the Company received a fee of $2,750 through April 16, 2013 and $2,950 after such date for each meeting of the Company’s Board attended and a fee of $600 for each committee meeting attended, except the Chairman of the Audit Committee, who received $1,250 for each committee meeting chaired, and the Chairman of the Nominating and Corporate Governance Committee, Chairman of the Risk Committee and the Chairman of the Compensation Committee, who each received $1,000 for each committee meeting chaired. For 2013, directors of the Bank received a fee of $1,200 through April 16, 2013 and $1,300 after such date for each meeting of the Bank’s Board of Directors attended and a $400 fee for each committee meeting attended, but only if the committee meeting was held on a different date from the Board meeting. For the year ended December 31, 2013, none of the non-employee directors received compensation in the form of perquisites or other personal benefits valued at $10,000 or more.

In addition to the director fees listed above, the Compensation Committee recommended, and the Board approved, an award of 900 shares of restricted stock to each non-employee director of the Company. The restricted stock awards were granted on April 16, 2013 pursuant to the Company’s 2004 Stock Incentive Plan. The forfeiture restrictions with respect to the restricted stock awards will lapse on April 1, 2014.

Messrs. Timanus and Zalman, who serve as directors of both the Company and the Bank, are employed by the Company and any compensation for their service on the Board of Directors of the Company or the Bank is included in the Summary Compensation Table on page 27. Mr. Collier, who serves as a director of the Company, is employed by the Bank but is not a named executive officer. His compensation from the Bank is included in the “Fees Earned or Paid in Cash” column in the table below.

The following table contains information concerning the compensation of the directors of the Company for the fiscal year ended December 31, 2013. The director compensation received by named executive officers of the Company who also serve as directors is listed in the Summary Compensation Table included in this Proxy Statement.

Director Compensation for the Fiscal Year Ended December 31, 2013

Name	Fees Earned or Paid in Cash		Stock Awards(1)	All Other Compensation		Total
James A. Bouligny	$17,600		$41,103	—		$58,703
W.R. Collier	511,600	(2)	—	$341,443	(3)	853,043
William H. Fagan, M.D.	17,200		41,103	—		58,303
Leah Henderson	19,600		41,103	—		60,703
Ned S. Holmes	20,800		41,103	—		61,903
Perry Mueller, Jr., D.D.S.	16,600		41,103	—		57,703
Harrison Stafford II	23,400		41,103	—		64,503
Robert Steelhammer	19,600		41,103	—		60,703
Ervan E. Zouzalik(4)	2,750		—	—		2,750

(1)	Represents the aggregate grant date fair value of restricted stock awarded pursuant to the Company’s 2004 Stock Incentive Plan in the fiscal year ended December 31, 2013, which was computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC Topic 718”).
(2)	Consists of $11,600 in fees paid for service as a director of the Company and $500,000 in compensation paid pursuant to the terms of his employment agreement with the Bank, of which $300,000 was received as salary, $100,000 was received as a non-competition and non-solicitation payment and $100,000 was received as an annual bonus. The annual bonus was paid on January 15, 2014.

(3)	The amount represents (a) the aggregate incremental cost to the Company of all perquisites and personal benefits provided to Mr. Collier, which includes club membership dues of $7,620, Company matching contributions under the 401(k) Plan of $8,750, personal use of an automobile of $3,563 and an allowance of $354 for premiums paid on a long-term disability insurance policy plus (b) $321,156 received pursuant to a deferred salary agreement assumed by the Company in connection with the acquisition of American State Financial Corporation.
(4)	Mr. Zouzalik opted not to be re-nominated to the Board of Directors effective as of April 16, 2013.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation Discussion and Analysis

Executive Summary

The Company seeks to closely align the interests of its named executive officers with the interests of its shareholders. The Company’s compensation programs are designed to reward the named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. The named executive officers’ total compensation is comprised of a mix of base salary, annual incentive awards comprised of cash and performance-based short-term equity awards, long-term equity incentive awards and discretionary cash bonuses, although not every component may be awarded in a given year.

Despite being subject to additional governmental regulations, such as the Durbin Act, and increased competition, in 2013 the Company had record earnings and a strong overall financial performance. That financial performance, along with the individual performances of the named executive officers, served as key factors in determining the compensation for 2013, including as follows:

•	Total return, earnings per share, return on average equity, net charge-offs (asset quality), dividend payments and the efficiency ratio are the key metrics for the annual incentive bonus program. These metrics provide for a balanced approach to measuring annual Company performance.

•	The annual incentive bonus program is based on the Company’s performance, while the long-term equity incentive awards and discretionary cash bonus awards are based on a combination of Company and individual performance.

•	A portion of the payment under the annual incentive bonus program is made through a grant of restricted stock, the value of which is closely linked to the Company’s total shareholder return.

The Company encourages you to read this Compensation Discussion and Analysis for a detailed discussion and analysis of the Company’s executive compensation program.

Overview of Compensation Program

The Compensation Committee of the Board is responsible for discharging the responsibilities of the Board relating to the compensation of the Company’s Chairman of the Board and Chief Executive Officer, directors and other executive officers. Leah Henderson, Ned S. Holmes and Harrison Stafford II, each of whom the Board has determined to be an independent director, as defined in the New York Stock Exchange listing standards, serve on the Compensation Committee. In addition, the Compensation Committee and the Board have reviewed the compensation policies and practices for all employees and concluded that any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on the Company.

This discussion and analysis describes the components of the Company’s compensation program for its named executive officers and describes the basis on which the 2013 compensation determinations were made by the Compensation Committee with respect to the named executive officers of the Company. The Compensation Committee did not hire a compensation consultant in 2013 in connection with its review of executive compensation or to provide any other services.

At the Company’s 2013 annual meeting, the advisory Say-on-Pay vote regarding the Company’s compensation of its named executive officers received the approval of over 93%. Although non-binding, the Board and the Compensation Committee did review and consider the overwhelmingly supportive voting results when making decisions regarding the Company’s executive compensation program.

Role of Executives in Establishing Compensation

The Compensation Committee, either as a committee or together with the other independent directors of the Company, makes all decisions with respect to the compensation of the named executive officers. The Chairman of the Board and Chief Executive Officer provides input regarding the performance of the other named executive officers and makes recommendations for compensation amounts payable to the other named executive officers. The Compensation Committee evaluates the Chairman of the Board and Chief Executive Officer’s performance in light of the Company’s goals and objectives relevant to his compensation and either as a committee or together with the other independent directors of the Company determines and approves the Chairman of the Board and Chief Executive Officer’s compensation level. The Chairman of the Board and Chief Executive Officer is not involved with any aspect of determining his own pay.

Compensation Committee Activity

When reviewing named executive officer compensation, the Compensation Committee and the Board review all elements of current and historic compensation for each named executive officer. The Compensation Committee also makes recommendations to the Board as to all stock and option grants to the named executive officers made pursuant to the Company’s stock incentive plans.

Compensation Philosophy

The Company believes that compensation of its named executive officers should enhance and reinforce the goals of the Company for profitable growth, continuation of a sound overall condition and maintaining shareholder value by attracting and retaining strong talent and providing key employees with additional financial rewards for the attainment of such growth and stable financial and operating conditions. The Compensation Committee believes that these goals are best supported by:

•	rewarding individuals for outstanding performance and contributions to the Company’s success,

•	compensating the Company’s named executive officers competitively with similarly situated executive officers, and

•	providing the Company’s named executive officers with equity in the Company to encourage such officers to focus on the long-term growth and prospects of the Company.

The Compensation Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior officers in key positions and that the compensation provided to the named executive officers remains competitive relative to the compensation paid to similarly situated executive officers at its peer group while being in the best interests of the Company and its shareholders.

Peer Groups

The Compensation Committee reviews the compensation of the Chairman of the Board and Chief Executive Officer and the other named executive officers relative to the compensation paid to similarly situated executives at companies that the Company considers to be peer companies. The Compensation Committee does not benchmark the compensation of the named executive officers to a certain percentage or range of compensation within its peer group, but rather believes that the compensation paid to similarly situated executives should be a point of reference for measurement and not the determinative factor for the Company’s named executive officers’ compensation. Because the comparative compensation information is just one of the analytical tools that are used in setting named executive officer compensation, the Compensation Committee has discretion in determining the nature and extent of its use. Further, given the limitations associated with comparative pay information for setting individual executive compensation, including the difficulty of assessing and comparing wealth accumulation through equity gains and post-employment amounts, the Compensation Committee may elect to not use the comparative compensation information at all in the course of making compensation decisions.

The Compensation Committee believes that the peer group of companies listed below is representative of the sector in which the Company operates. In March 2013, the Compensation Committee reviewed compensation information of public bank holding companies with assets between $10 billion and $20 billion as of December 31, 2012. Due to the considerable growth of the Company during the year, in November, the Compensation Committee reviewed compensation information of a different peer group that included public bank holding companies with assets between $15 billion and $30 billion as of June 30, 2013. These groups were chosen because of their similar size as measured by total assets.

The peer group reviewed in March 2013 consisted of the following companies:

• Astoria Financial Corporation	• International Bancshares Corporation

• BancorpSouth, Inc.	• PrivateBancorp, Inc.

• Bank of Hawaii Corporation	• Signature Bank

• BankUnited, Inc.	• Susquehanna Bancshares, Inc.

• Cathay General Bancorp	• TCF Financial Corporation

• EverBank Financial Corp	• Texas Capital Bancshares, Inc.

• F.N.B. Corporation	• UMB Financial Corporation

• FirstMerit Corporation	• Umpqua Holdings Corporation

• Fulton Financial Corporation	• Valley National Bancorp

• Hancock Holding Company	• Washington Federal, Inc.

• IBERIABANK Corporation	• Wintrust Financial Corporation

The peer group reviewed in November 2013 consisted of the following companies:

• Associated Banc-Corp	• Hancock Holding Company

• Astoria Financial Corporation	• Signature Bank

• BOK Financial Corporation	• Susquehanna Bancshares, Inc.

• City National Corporation	• SVB Financial Group

• Commerce Bancshares, Inc.	• Synovus Financial Corp.

• Cullen/Frost Bankers, Inc.	• TCF Financial Corporation

• EverBank Financial Corp	• UMB Financial Corporation

• First Citizens BancShares, Inc.	• Umpqua Holdings Corporation

• First Horizon National Corporation	• Valley National Bancorp

• FirstMerit Corporation	• Webster Financial Corporation

• Fulton Financial Corporation	• Wintrust Financial Corporation

During 2013, the Compensation Committee reviewed the base salary, bonus, value of stock compensation and value of option compensation of similarly situated executive officers at the bank holding companies included in the Company’s peer groups and considered the performance of its competitors and general economic and market conditions in setting goals for each named executive officer’s performance.

Setting Executive Compensation

In setting the 2013 compensation of each of the named executive officers, the Compensation Committee reviewed all components of their respective compensation, including base salary, annual non-equity based incentive bonus, long-term equity based incentive compensation, restricted stock awards, accumulated realized and unrealized stock option gains, the dollar value to the executive and cost to the Company of all perquisites and other personal benefits and the projected payout obligations that may be owed in certain circumstances under any existing employment agreements. In addition, the Compensation Committee reviewed each named executive officer’s compensation history and comparative performance information.

Components of Executive Compensation

The principal components of the Company’s executive compensation program are:

•	Base salary;

•	Annual incentive bonus program;

•	Long-term equity based incentive compensation;

•	Discretionary cash bonus;

•	401(k) plan; and

•	Perquisites and other personal benefits.

Base Salary

Salaries provide the named executive officers with a base level of monthly income and help achieve the objectives outlined above by attracting and retaining strong talent. Base salary levels for all named executive officers were reviewed during 2013 and adjustments were approved by the Board based on the recommendation of the Compensation Committee. Salary adjustments, if any, for the named executive officers generally are effective on May 1 of each year. For all named executive officers, other than the Chairman of the Board and Chief Executive Officer, the Compensation Committee considered peer group compensation information, tenure of service, scope of the position, including current job responsibilities, the named executive officer’s individual performance and contribution to the Company, the recommendation of the Chairman of Board and Chief Executive Officer and such other factors as the Compensation Committee deemed appropriate. The base salary level for the Chairman of the Board and Chief Executive Officer was determined by the Compensation Committee based upon the overall performance of the Company, peer group compensation information, current job responsibilities, an evaluation of his individual performance and such other factors as the Compensation Committee deemed appropriate.

The Compensation Committee monitors the base salary levels and the various incentives of the named executive officers of the Company to ensure that overall compensation is consistent with the Company’s objectives and remains competitive within the peer group identified above. In setting the goals and measuring a named executive officer’s performance against those goals, the Company considers the performance of its competitors and general economic and market conditions. None of the factors included in the Company’s strategic and business goals are assigned a specific weight. Instead, the Compensation Committee recognizes that the relative importance of these factors may change in order to adapt the Company’s operations to specific business challenges and to reflect changing economic and marketplace conditions.

Incentive Compensation. The Company’s incentive compensation program for the named executive officers is comprised of three components: (1) a formulaic annual incentive bonus program, (2) long-term equity incentive awards and (3) discretionary cash bonus awards, each of which is described below.

Annual Incentive Bonus Program

The Company’s annual incentive bonus program is designed to help achieve the objectives of the compensation program by rewarding the named executive officers for the attainment of profitable growth and stable financial and operating conditions. The annual incentive bonus program provides for cash and short-term equity awards determined pursuant to a formulaic plan based on the Company’s achievement of pre-defined financial performance targets for the applicable year and has no subjective or discretionary component. The annual bonus awarded to the Company’s Chairman of the Board and Chief Executive Officer may be an amount up to 150% of his current base salary. The annual bonus awarded to the Company’s Chief Financial Officer and Vice Chairman may be an amount up to 120% and 115% of their current base salaries, respectively. The Company’s three other Executive Vice Presidents were eligible for an annual bonus amount of up to 75% of their current base salary. Bonus amounts are paid no later than March 15 of the year following the year in which the annual incentive bonus was earned.

Each year, based on the recommendation of the Compensation Committee, the Board approves the percentage of the annual incentive bonus program to be paid in cash and in restricted stock. For 2013, the annual incentive bonuses were paid approximately 25% in restricted stock and approximately 75% in cash, with all of the restricted stock and approximately 90% of the cash portion paid in December 2013 and the remaining percentage of the cash portion paid after the Company’s independent auditors had issued their final report confirming the financial results but before March 15, 2014. For 2012 and 2011, the Company paid the annual incentive bonuses 50% in shares of restricted stock and 50% in cash.

The target performance goals and the allocation of the total eligible bonus amount to each goal are set annually by the Compensation Committee. For 2013, the performance goals were quantitative in nature and the Compensation Committee determined the 2013 annual incentive bonus based on achievement of those quantitative goals. In determining the amount of the annual incentive bonus, a target performance goal is established with respect to nine performance indicators. These indicators consist of total return, increase in earnings per share, increase in deposits, increase in assets, increase in loans, return on average equity, efficiency ratio, increase in dividends and asset quality. Asset quality is measured by the actual net charge offs as a percentage of average loans for the twelve-month period. A specific percentage weight of the total eligible bonus is allocated to each of these performance indicators.

In 2013, 15% of the total eligible bonus was allocated to each of total return, increase in earnings per share, efficiency ratio, return on average equity and asset quality, 10% was allocated to increase in dividends and 5% was allocated to each of the remaining performance indicators. If the Company’s performance reaches or exceeds the target goal with respect to a particular indicator, the named executive officer will receive a bonus for such indicator based on the amount by which actual performance exceeded the target goal as set forth below, up to the set percentage of bonus allocated to such performance indicator.

For the 2013 fiscal year, the target goals and calculation factor for each of the nine performance indicators were as follows:

Indicator	Target	Calculation Factor
Total return	8.0%	2% for each 1% above the target
Increase in earnings per share	8.0%	1.5% for each 1% above the target
Increase in deposits	5.0%	1% for each 1% above the target
Increase in assets	5.0%	1% for each 1% above the target
Increase in loans	5.0%	1% for each 1% above the target
Return on average equity	8.0%	2% for each 1% above the target
Efficiency ratio	55.0%	1.5% for each 1% below the target
Increase in dividends	7.0%	2% for each 1% above the target
Asset quality	0.5%	1% for each 0.01% below the target

In the event the Company’s performance is less than the target goal with respect to a particular performance indicator, no incentive compensation is payable for that particular indicator. For 2013, the annual incentive bonus earned by each eligible named executive officer was 77.4% of the aggregate incentive bonus possible for such named executive officer.

Long-Term Equity Based Incentive Compensation

In addition to the formulaic annual incentive bonus program, the Company maintains a long-term equity based incentive compensation program for its executive officers, including the named executive officers, and other key employees, in order to attract and retain key employees and enable those persons to participate in the long-term success of the Company. Under this component of compensation, the Company has granted both restricted stock awards and stock options to officers. Long-term equity based awards are discretionary and not granted on a set schedule. In 2013, the Company made no grants of long-term equity incentive awards to the named executive officers.

As of February 28, 2014, there were 176,430 options outstanding under the Company’s stock incentive plans, 10,000 of which are held by named executive officers of the Company. During 2013, no stock options were granted and 7,532 shares of restricted stock were awarded to the named executive officers of the Company, all of which were pursuant to the annual incentive bonus program described above.

Discretionary Cash Bonus

Prior to April 2012, the annual incentive bonus program contained a discretionary portion. In April 2012, upon the approval of the Board based on the recommendation of the Compensation Committee, the Company eliminated the discretionary portion of the annual bonus program and agreed to determine any discretionary cash bonus award for the Company’s named executive officers annually based upon the Company’s performance and each officer’s contribution. The Compensation Committee may also award cash bonuses to other senior officers of the Company and the Bank.

Based upon the recommendation of the independent directors of the Company, the Compensation Committee recommended, and the Board of Directors (other than Messrs. Zalman and Timanus) approved, the award of discretionary cash bonuses to certain senior officers, including the named executive officers, based upon a subjective evaluation of such officer’s performance and contribution during 2013 and the Company’s record earnings performance and continued sound asset quality.

401(k) Plan

The Company does not provide retirement benefits to its named executive officers, other than through its contributory profit sharing plan established pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) covering substantially all employees. Under the 401(k) Plan, the Company may make matching contributions in its discretion. Currently, the Company matches 50% of an employee’s contributions to the 401(k) Plan, including contributions by the named executive officers, up to 15% of compensation, not to exceed the annual IRS contribution limit, excluding catch-up contributions.

Perquisites and Other Personal Benefits

Perquisites and other personal benefits represent a small part of the Company’s executive compensation program. The named executive officers are eligible to participate in the Company’s employee benefits plans, which are generally available to all Company employees. The Compensation Committee reviews the perquisites and other personal benefits provided to the named executive officers annually, and offers such benefits after consideration of the business need. The primary perquisites provided by the Company include a car or car allowance, club memberships and payment of or an allowance for certain life and long-term disability insurance premiums.

In addition, the Company provides use of a jet aircraft to certain executive officers and directors in connection with their business travel requirements for the Company. On very rare occasions, the aircraft may be used by the Chairman and Chief Executive Officer for personal reasons. This service is afforded to these individuals to reduce travel time and related disruptions and to provide additional security, thereby increasing their availability, efficiency, and productivity. Infrequently, spouses and guests of certain executive officers and directors may ride along on the Company aircraft when the aircraft is already going to a specific destination for a business reason, which has a minimal incremental cost to the Company. In addition, income is imputed to the individual for income tax purposes and the individual is not provided a tax reimbursement.

Tax and Accounting Implications

Stock-Based Compensation. The Company accounts for stock-based compensation, including options granted pursuant 1998 Stock Incentive Plan and options and restricted stock awards granted pursuant to its 2004 Stock Incentive Plan, in accordance with the requirements of ASC Topic 718, which the Company adopted effective January 1, 2003.

Deductibility of Executive Compensation. Under Section 162(m) of the Internal Revenue Code, a limitation was placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. Although deductibility of compensation is preferred, tax deductibility is not a primary objective of the Company’s compensation programs. The Company believes that achieving its objectives under the compensation philosophy set forth above is more important than the benefit of tax deductibility. The Company reserves the right to maintain flexibility in how it compensates its executive officers that may result in limiting the deductibility of amounts of compensation from time to time.

Nonqualified Deferred Compensation. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A of the Internal Revenue Code (“Section 409A”), and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the recipient is subject to regular federal income tax, interest and an additional tax of 20% of the benefit includible in income.

Summary Compensation Table

The following table provides certain summary information concerning compensation paid, earned or accrued by the Company to or on behalf of the Company’s Chief Executive Officer, Chief Financial Officer and the other four most highly compensated executive officers of the Company determined as of December 31, 2013 (the “named executive officers”) for the last three fiscal years ended December 31, 2013:

Summary Compensation Table for the Last Three Fiscal Years Ended December 31, 2013

Name and Principal Position	Year	Salary		Bonus(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
David Zalman Chairman of the Board and Chief Executive Officer	2013	$791,900	(5)	$800,000	$196,509	$700,070	$55,390	$2,543,869
	2012	780,650	(5)	250,000	312,942	310,533	34,260	1,688,385
	2011	766,350	(5)	300,000	280,029	308,169	33,061	1,687,609

David Hollaway Chief Financial Officer and Executive Vice President	2013	398,333		400,000	82,407	293,634	15,287	1,189,661
	2012	385,000		200,000	128,520	127,520	15,327	856,367
	2011	375,667		150,000	114,998	126,556	15,767	782,988

H. E. Timanus, Jr. Vice Chairman of the Board	2013	424,733	(5)	400,000	78,984	281,388	21,077	1,206,182
	2012	414,150	(5)	200,000	122,682	121,734	21,437	880,003
	2011	408,117	(5)	150,000	109,792	120,795	20,411	809,115

Chris Bagley	2013	311,333		300,000	40,062	142,736	14,072	808,203
Chief Credit Officer and Executive Vice President	2012	301,000		200,000	—	—	13,376	514,376

Randy Hester	2013	311,333		300,000	40,062	142,736	10,431	804,562
Chief Lending Officer and Executive Vice President	2012	301,000		200,000	—	—	10,496	511,496

Charlotte M. Rasche	2013	306,667		300,000	39,428	140,468	17,214	803,777
General Counsel and Executive Vice President	2012	250,000	(6)	200,000	670,800	—	14,941	1,135,741

(1)	For each year shown, the Company awarded discretionary cash bonuses to the named executive officers for their efforts during those years in recognition of the Company’s record earnings performance and continued sound asset quality.
(2)	Represents the aggregate grant date fair value of restricted stock awarded pursuant to the Company’s 2004 Stock Incentive Plan in the fiscal years ended December 31, 2013, 2012 and 2011, which was computed in accordance with ASC Topic 718.
(a)	The 2013 amounts were awarded on December 31, 2013 as payment of approximately 25% of the total annual incentive bonuses awarded to the named executive officers.
(b)	Except with respect to the stock award for Ms. Rasche, the 2012 amounts were awarded on December 31, 2012 as payment of 50% of the total annual incentive bonuses awarded to the eligible named executive officers. Ms. Rasche received a restricted stock award of 15,000 shares on April 17, 2012 in connection with joining the Company.
(c)	The 2011 amounts were awarded on December 30, 2011 as payment of 50% of the total annual incentive bonuses awarded to the named executive officers.

(3)	For 2013, the amounts in this column represent approximately 75% of the total annual incentive bonus awarded to the named executive officer. The remainder of the annual incentive bonus was paid to such officer in the form of restricted stock rather than cash, as shown in the “Stock Awards” column. For 2012 and 2011, the amounts in this column represent 50% of the total annual incentive bonus awarded to the named executive officer. The remainder of the annual incentive bonus was paid to such officer in the form of restricted stock rather than cash, as shown in the “Stock Awards” column. For 2013 and 2012, approximately 90% of the cash portion of the amount was paid in December of the year in which it was awarded and the remaining percentage was paid on or before March 15th of the next year. Seventy-five percent of the cash portion of the 2011 amounts was paid in December 2011 and the remaining 25% was paid on or before March 15, 2012.
(4)	The amounts in this column represent the aggregate incremental cost to the Company of all perquisites and personal benefits provided to the named executive officers as follows:
(a)	For Mr. Zalman, the 2013 amount includes club membership dues of $1,523, Company matching contributions under the 401(k) Plan of $8,750, personal use of automobiles of $10,984, personal use of aircraft of $19,708 (the aggregate incremental cost to the Company), premiums paid on a life insurance policy of $13,540 and an allowance of $885 for premiums paid on a long-term disability insurance policy. The aggregate incremental cost to the Company for personal use of the Company aircraft is based on the following variable costs incurred as a result of personal flight activity: a portion of ongoing maintenance, fuel, co-pilot fees and any travel expenses for the pilots. It excludes non-variable costs, such as hangar rental, insurance and aircraft management services, which would have been incurred regardless of whether there was any personal use. Aggregate incremental cost, if any, of travel by the executive’s family or other guests when accompanying the executive is also included.
(b)	For Mr. Hollaway, the 2013 amount includes an allowance of $3,600 for club memberships, Company matching contributions under the 401(k) Plan of $8,750, personal use of an automobile of $2,483 and an allowance of $454 for premiums paid on a long-term disability insurance policy.
(c)	For Mr. Timanus, the 2013 amount includes club membership dues of $9,129, Company matching contributions under the 401(k) Plan of $8,750, personal use of an automobile of $2,612 and premiums paid on a long-term disability insurance policy of $586.
(d)	For Mr. Bagley, the 2013 amount includes Company matching contributions under the 401(k) Plan of $8,750, personal use of an automobile of $4,963 and premiums paid on a long-term disability insurance policy of $359.
(e)	For Mr. Hester, the 2013 amount includes Company matching contributions under the 401(k) Plan of $8,750, personal use of an automobile of $1,322 and premiums paid on a long-term disability insurance policy of $359.
(f)	For Ms. Rasche, the 2013 amount includes club membership dues of $4,263, Company matching contributions under the 401(k) Plan of $7,746, personal use of an automobile of $4,851 and premiums paid on a long-term disability insurance policy of $354.
(5)	Includes $15,300, $16,900 and $14,850 in fees paid for service as a director of the Bank and $11,600, $13,750 and $13,500 in fees paid for service as a director of the Company in 2013, 2012 and 2011, respectively.
(6)	Ms. Rasche joined the Company on March 1, 2012 and the salary shown is for the partial year’s service.

Mr. Bagley resigned from all positions at the Company and the Bank effective January 29, 2014. On such date, the 632 shares of restricted stock awarded to Mr. Bagley as payment of approximately 25% of the annual incentive bonus were forfeited, as was $34,562 of the cash portion that had not yet been paid.

Grant of Plan-Based Awards

The following table contains information concerning each award made to each eligible named executive officer under any non-equity plan during the fiscal year ended December 31, 2013:

Grant of Plan-Based Awards for the Fiscal Year Ended December 31, 2013

	Estimated possible payouts under non-equity incentive plan awards
Name	Target(1)	Maximum(2)
David Zalman	$896,579	$1,158,750
David Hollaway	376,041	486,000
H.E. Timanus, Jr.	360,372	465,750
Chris Bagley	182,798	236,250
Randy Hester	182,798	236,250
Charlotte Rasche	179,896	232,500

(1)	The amount listed in the Target column represents the amount of the annual incentive bonus earned by each of the named executive officers in 2013. This amount is the sum of the amounts shown in the “Stock Awards” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table included above. Approximately 90% of the cash portion of the 2013 amounts was paid in December 2013 and the remaining percentage was paid on or before March 15, 2014. There were no thresholds included under the Company’s annual incentive bonus program.
(2)	Represents the possible incentive bonus the named executive officers were eligible to receive pursuant to the Company’s annual incentive bonus program based upon certain performance targets of the Company. The plan is discussed in greater detail in the above section titled “Annual Incentive Bonus Program.” The dollar amount of the award has been determined and is listed in the Target column.

Outstanding Equity and Stock Awards

The following table contains information concerning the unexercised options and other equity incentive plan awards for each named executive officer as of December 31, 2013:

Outstanding Equity and Stock Awards as of December 31, 2013

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested		Market Value of Shares of Stock That Have Not Vested(1)
	Exercisable	Unexercisable
David Zalman	—	—	—	—	50,000 2,313 4,968 3,100	(2) (3) (4) (5)	$3,169,500 146,621 314,922 196,509

David Hollaway	10,000	—	$27.02	10/19/2014	25,000 950 2,040 1,300	(2) (3) (4) (5)	1,584,750 60,221 129,316 82,407

H.E. Timanus, Jr	—	—	—	—	12,500 907 1,948 1,246	(2) (3) (4) (5)	792,375 57,495 123,484 78,984

Chris Bagley	—	—	—	—	12,500 334 632	(2) (3) (5)	792,375 21,172 40,062

Randy Hester	—	—	—	—	12,500 334 632	(2) (3) (5)	792,375 21,172 40,062

Charlotte M. Rasche	—	—	—	—	15,000 622	(6) (5)	950,850 39,429

(1)	Based on the closing price of $63.39 per share of the Company’s Common Stock on the New York Stock Exchange on December 31, 2013.
(2)	These shares of restricted stock will vest on January 1, 2015.
(3)	These shares of restricted stock vested on February 15, 2014.
(4)	One-half of these shares of restricted stock vested on February 15, 2014 and the remaining one-half will vest on February 15, 2015.
(5)	One-third of these shares of restricted stock vested on February 15, 2014. One-third of these shares of restricted stock will vest on February 15, 2015 and the remaining one-third will vest on February 15, 2016.
(6)	These shares of restricted stock will vest on May 15, 2017.

Mr. Bagley resigned from all positions at the Company and the Bank effective January 29, 2014. All shares of restricted stock held by Mr. Bagley that had not vested by such date were forfeited upon termination of his employment.

Option Exercises and Stock Vested

The following table contains information concerning each exercise of stock options and each vesting of restricted stock during the fiscal year ended December 31, 2013 for each named executive officer:

Option Exercises and Stock Vested for the Fiscal Year Ended December 31, 2013

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise	Value realized on exercise(1)	Number of shares acquired on vesting	Value realized on exercise(2)
David Zalman	70,000	$2,535,400	4,796	$223,158
David Hollaway	10,000	355,000	1,970	91,664
H.E. Timanus, Jr.	—	—	1,880	87,476
Chris Bagley	12,000	399,240	333	15,494
Randy Hester	30,000	694,200	333	15,494
Charlotte M. Rasche	—	—	—	—

(1)	Represents the difference between the exercise price and the value per share of the Company’s Common Stock based on the closing price on the New York Stock Exchange on the date of exercise.
(2)	Calculated by multiplying the closing price of the Company’s Common Stock on the New York Stock Exchange on the trading day immediately prior to vesting by the number of shares of restricted stock acquired upon vesting.

Potential Payments Upon Termination or Change in Control

The Company considers the establishment and maintenance of a sound and vital management team to be essential to protecting and enhancing its best interests and those of its shareholders. In this regard, the Company recognizes that the possibility of a change in control may exist and that such possibility, and the uncertainty and questions which it may raise among the named executive officers, may result in the departure or distraction of the named executive officers to the Company’s detriment and that of its shareholders. Accordingly, the Company’s Board has taken appropriate steps to reinforce and encourage the continued attention and dedication of the Company’s Chairman and Chief Executive Officer, Chief Financial Officer and Vice Chairman to their assigned duties without distraction in the face of the potentially disturbing circumstances arising from the possibility of a change in control. Accordingly, the Company entered into employment agreements with each of David Zalman, H.E. Timanus, Jr. and David Hollaway.

Upon the recommendation of the Compensation Committee, on December 31, 2008, the Company entered into amended and restated employment agreements with each of Messrs. Zalman, Timanus and Hollaway. The agreements were amended in part to (1) provide for a lump sum payment of three (3) times such executive officer’s base salary upon a change in control (as defined in the employment agreement) whether or not there has been a termination of employment, (2) modify the definition of change in control in accordance with Section 409A and (3) implement certain other changes required to ensure continuing compliance with Section 409A.

In addition, on February 22, 2012, the Company, upon recommendation of the Compensation Committee, entered into an amendment to the amended and restated employment agreement with Mr. Timanus. The amendment removed the age restriction related to extensions of the term of his employment agreement, specifically with respect to the extension of the agreement beyond the year in which Mr. Timanus turns sixty-seven (67) years of age.

Payment upon Change in Control

The table below reflects the amount of compensation payable to each of the Company’s named executive officers in the event of a change in control. Upon a change in control, all outstanding stock options and restricted stock granted to each of the named executive officers pursuant to the Company’s stock incentive plans will become vested and immediately exercisable. The amounts shown below assume that the change in control occurred on December 31, 2013, and assumes a price per share of the Common Stock equal to $63.39 based on a closing price of the Common Stock on the New York Stock Exchange on December 31, 2013. These amounts are estimates of the amounts which would have been paid out to the named executive officer upon a change in control as of that date under the specified circumstances. The actual amounts to be paid out can only be determined at the time of such change in control.

Name	Salary		Acceleration and Continuation of Equity Awards(1)	Total Change in Control Benefits
David Zalman(2)	$2,317,500	(3)	$3,827,552	$6,145,052
David Hollaway(2)	1,215,000	(3)	1,856,694	3,071,694
H.E. Timanus, Jr.(2)	1,215,500	(3)	1,052,338	2,267,338
Chris Bagley	—		853,609	853,609
Randy Hester	—		853,609	853,609
Charlotte M. Rasche	—		990,279	990,279

(1)	Reflects the value of any unvested shares of restricted stock that would vest and become exercisable based on the closing price of $63.39 per share of the Company’s Common Stock on the New York Stock Exchange on December 31, 2013. None of the named executive officers have options that would be accelerated upon a change in control.
(2)	The payments to be made under the employment agreements are subject to a limitation that the total amount of all payments to the named executive officer that would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Internal Revenue Code) shall be reduced so that no portion of such payments to such executive would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, other than in the circumstances specified in the employment agreements.
(3)	In connection with payments to be made pursuant to the employment agreements, this number reflects an amount equal to three times such executive’s annual base salary as of December 31, 2013.

Change in Control Provisions in Employment Agreements

Each employment agreement is for a term of three years and is automatically extended for an additional year each year thereafter (except for Mr. Hollaway’s employment agreement, which provides for an automatic extension for a period of three years), unless terminated in accordance with its terms; provided that the employment agreement shall not extend beyond the year in which Messrs. Zalman or Hollaway, as the case may be, turns 67 years of age. Each employment agreement provides that upon a change in control (as defined in the employment agreements), regardless of whether there has been a termination of employment, Messrs. Zalman, Hollaway or Timanus, as the case may be, will be entitled to receive from the Company a lump sum cash payment equal to three (3) times such executive’s base salary then in effect. The change in control payments to be made under the employment agreements are subject to a limitation that the total amount of all payments to the executive that would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Internal Revenue Code) shall be reduced so that no portion of such payments to the executive would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, other than in the circumstances specified in the employment agreements. The employment agreements do not contain post-employment non-compete restrictions. Each of Messrs. Zalman, Hollaway and Timanus has the power to terminate his employment with the Company on 30 days prior written notice.

Change in Control Provisions in Equity Plans and Agreements

One of the named executive officers holds fully vested stock options under the Company’s 1998 Stock Incentive Plan. There have been no performance awards, phantom stock or stock appreciation rights granted under any Incentive Plan, as defined below. Further, restricted stock awards have only been granted pursuant to the 2004 Stock Incentive Plan.

Under the Company’s 1998 Stock Incentive Plan and 2004 Stock Incentive Plan (collectively, the “Incentive Plans”) in the event of a change in control (as defined in each respective Incentive Plan), all options and restricted stock awards will immediately become vested and exercisable or satisfiable, as applicable. The Compensation Committee, in its discretion, may make certain determinations with regard to the specific terms of each outstanding restricted stock award and option upon the occurrence of a change in control. Under the Incentive Plans, if a change in control occurs, the Compensation Committee may determine that a restricted stock award, SAR, performance award or phantom stock award will terminate within a specified number of days, and the holders of such awards will receive an amount of cash per share subject to such award equal to the excess, if any, of the per share price offered to shareholders in such change in control or the fair market value per share of the shares into which the awards are exercisable, as determined by the Compensation Committee (the “change in control value”) over the exercise price.

With respect to options granted pursuant to the Incentive Plans, in the event of a change in control, the Compensation Committee may direct that one of the following occurs: (1) determine a date after which all unexercised options shall terminate, (2) cancel the options of selected awardees in exchange for an amount of cash per share equal to the excess, if any, of the change of control value of the shares subject to the options over the exercise price for such shares, (3) adjust the outstanding options as the Compensation Committee deems necessary or (4) convert all outstanding options into options to acquire shares of the successor entity with the same terms as the options immediately prior to the merger or consolidation.

Termination Provisions in Employment Agreements

Without Cause or for Good Reason. In the event Mr. Zalman or Mr. Timanus, as the case may be, is terminated by the Company without cause (as defined in the employment agreements) or terminates his employment for good reason (as defined in the employment agreements), such executive officer will be entitled to receive from the Company a lump sum cash payment equal to the aggregate of (1) any unpaid portion of such executive officer’s base salary then in effect through the date of termination, (2) any unpaid bonus through the date of termination, (3) any compensation previously deferred and not yet paid by the Company, (4) any accrued but unpaid vacation pay, (5) all other amounts or benefits owning or accrued to, vested in, or earned by such executive officer through the date of termination under then-existing or applicable plans, programs, arrangements, and policies of the Company and (6) an amount equal to three (3) times such executive officer’s base salary then in effect, but only if such executive officer has not received a payment for a change in control.

Without Cause. In the event Mr. Hollaway is terminated by the Company without cause, he will be entitled to receive from the Company a lump sum cash payment equal to the aggregate of (1) any unpaid portion of such executive officer’s base salary then in effect through the date of termination, (2) any unpaid bonus through the date of termination, (3) any accrued but unpaid vacation pay, (4) all other amounts or benefits owning or accrued to, vested in, or earned by such executive officer through the date of termination under then-existing or applicable plans, programs, arrangements, and policies of the Company and (5) an amount equal to three (3) times such executive officer’s base salary then in effect, but only if such executive officer has not received a payment for a change in control.

With Cause or without Good Reason. If Mr. Zalman or Mr. Timanus, as the case may be, is terminated by the Company for cause or if Mr. Zalman or Mr. Timanus, as the case may be, terminates his employment without good reason, such executive officer will be entitled to receive from the Company a lump sum cash payment equal to the aggregate amount of (1) any unpaid portion of such executive officer’s base salary then in effect through the date of termination, (2) any compensation previously deferred by such executive officer and not yet paid by the Company, (3) any accrued but unpaid vacation pay and (4) all other amounts or benefits owning or accrued to, vested in, or earned by such executive officer through the date of termination under then-existing or applicable plans, programs, arrangements, and policies of the Company.

With Cause. If Mr. Hollaway is terminated by the Company for cause or if Mr. Hollaway terminates his employment for any reason, he will be entitled to receive from the Company a lump sum cash payment equal to the aggregate of (1) any unpaid portion of such executive officer’s base salary then in effect through the date of termination, (2) any accrued but unpaid vacation pay and (3) all other amounts or benefits owning or accrued to, vested in, or earned by such executive officer through the date of termination under then-existing or applicable plans, programs, arrangements, and policies of the Company.

Upon Death or Disability. In the event Mr. Zalman or Mr. Timanus, as the case may be, is terminated by the Company by reason of death or disability, such executive officer (or his legal representative) will be entitled to receive from the Company a lump sum cash payment equal to the aggregate of (1) any unpaid portion of such executive officer’s base salary then in effect through the date of death or disability, (2) any compensation previously deferred and not yet paid by the Company, (3) any accrued but unpaid vacation pay, (4) all other amounts or benefits owning or accrued to, vested in, or earned by such executive officer through the date of termination under then-existing or applicable plans, programs, arrangements, and policies of the Company and (5) an amount equal to three (3) times such executive officer’s base salary then in effect, but only if such executive officer has not received a payment for a change in control.

In the event Mr. Hollaway is terminated by the Company by reason of death or disability, he (or his legal representative) will be entitled to receive from the Company a lump sum cash payment equal to the aggregate of (1) any unpaid portion of such executive officer’s base salary then in effect through the date of death or disability, (2) any accrued but unpaid vacation pay and (3) all other amounts or benefits owning or accrued to, vested in, or earned by such executive officer through the date of termination under then-existing or applicable plans, programs, arrangements, and policies of the Company.

Termination Provisions in Incentive Plans and Agreements

For all options granted under the Incentive Plans, the individual award agreements between the Company and the optionee provide that if an optionee ceases to be a director, officer or employee of the Company for any reason other than termination for cause or as a result of death or disability, he may, at any time within three months after his date of termination, or such longer period as may be determined by the Compensation Committee, exercise any option only to the extent it was vested and he was entitled to exercise the option on the date of termination. Any options which are not so exercised will terminate and be forfeited. If an optionee dies or ceases to be a director, officer or employee of the Company due to his disability, all unvested options of such optionee will immediately become vested and exercisable and he, or the person or persons to whom the option is transferred by will or by the laws of descent and distribution, may, at any time within 12 months after the death or date of termination, or such longer period as may be determined by the Compensation Committee, exercise any option with respect to all shares subject thereto. Any options which are not so exercised will terminate and be forfeited. If an optionee is terminated “for cause” (as defined in the respective plan), any outstanding options will expire upon termination of employment. Any options which are not exercised by an optionee upon termination of service as director or employee that are not exercised within the periods described above (three months for termination other than for cause or as a result of death or disability and one year due to death or disability) will terminate and be forfeited.

Compensation Committee Interlocks and Insider Participation

During 2013, no executive officer of the Company served as (1) a member of a compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served on the Company’s Compensation Committee, (2) a director of another entity, one of whose executive officers served on the Company’s Compensation Committee or (3) a member of the compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served as a director of the Company. In addition, none of the members of the Compensation Committee, which included Leah Henderson, Ned S. Holmes and Harrison Stafford II, (a) was an officer or employee of the Company or any of its subsidiaries in 2013, (b) was formerly an officer or employee of the Company or any of its subsidiaries or (c) had any relationship that required disclosure under “Certain Relationships and Related Transactions,” except as is disclosed under such section for Ned S. Holmes.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report of the Compensation Committee shall not be deemed to be incorporated by reference into any such filing.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

Leah Henderson (Chairman)

Ned S. Holmes

Harrison Stafford II

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act or the Exchange Act that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report of the Audit Committee shall not be deemed to be incorporated by reference into any such filing.

In accordance with its written charter adopted by the Company’s Board, the Company’s Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Board has determined that each Audit Committee member is independent in accordance with the listing standards of the New York Stock Exchange and in Section 10A of the Exchange Act and that each of Ned S. Holmes, Harrison Stafford II and Robert Steelhammer has the requisite attributes of an “audit committee financial expert” as defined by the rules and regulations of the SEC.

The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements with management, which has primary responsibility for the financial statements, and with the Company’s independent registered public accounting firm, Deloitte & Touche LLP, which is responsible for expressing an opinion on whether such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2013 and 2012 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

The Audit Committee met regularly with Deloitte & Touche LLP and the Company’s internal audit staff, with and without management present, to discuss the results of their audits, management’s assessment of the Company’s internal control over financial reporting, Deloitte & Touche LLP’s opinion regarding the effectiveness of the Company’s internal control over financial reporting as of December 31, 2013, and the overall quality of the Company’s financial reporting. The Audit Committee also reviewed Management’s Report on Internal Control Over Financial Reporting contained the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 as filed with the SEC, as well as Deloitte & Touche LLP’s Report of Independent Registered Public Accounting Firm included in the same Annual Report on Form 10-K related to its audits of (1) the Company’s consolidated financial statements and (2) the effectiveness of internal control over financial reporting.

The Audit Committee discussed with Deloitte & Touche LLP the matters that are required to be discussed by Statement on Auditing Standards No. 114 (The Auditor’s Communication With Those Charged With Governance), as adopted by the Public Company Accounting Oversight Board. The Audit Committee also discussed with internal audit and management any significant matters as a result of the internal audit work.

The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence. The Audit Committee has concluded that Deloitte & Touche LLP did not provide any prohibited non-audit services to the Company and its affiliates, which is compatible with maintaining Deloitte & Touche LLP’s independence.

Based on the above-mentioned review and discussions with management and Deloitte & Touche LLP, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the SEC. The Audit Committee also recommended the reappointment, subject to shareholder ratification, of Deloitte & Touche LLP and the Board concurred in such recommendation.

The Audit Committee

Harrison Stafford II (Chairman)

Ned S. Holmes

Robert Steelhammer

FEES AND SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table sets forth the fees billed to the Company for the fiscal years ending December 31, 2013 and 2012 by Deloitte & Touche LLP:

	2013		2012
Audit fees(1)	$838,989		$714,622
Audit related fees	51,060	(2)	85,700	(2)
Tax fees	—		—
All other fees	—		—

(1)	Includes fees billed for professional services rendered in connection with the audit and quarterly reviews of the Company’s consolidated financial statements, assistance with securities filings other than periodic reports and the audit of internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002.
(2)	Consists of fees billed for professional services rendered in connection with the audit of the Company’s consolidated financial statements and the Company’s participation in the U.S. Department of Housing and Urban Development (HUD) program in accordance with Governmental Auditing Standards and the HUD Handbook.

The Audit Committee will consider, on a case-by-case basis, and approve, if appropriate, all audit and permissible non-audit services to be provided by the Company’s independent registered public accounting firm. Pre-approval of such services is required unless a “de minimus” exception is met. To qualify for the “de minimus” exception, the aggregate amount of all such services provided to the Company must constitute not more than five percent of the total amount of revenues paid by the Company to its independent registered public accounting firm during the fiscal year in which the non-audit services are provided; such services were not recognized by the Company at the time of the engagement to be non-audit services; and the non-audit services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee to whom authority to grant such approval has been delegated by the Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Nominating and Corporate Governance Committee reviews all transactions with “related persons” as defined by the rules and regulations of the SEC (each a “related party transaction”) for potential conflicts of interest. Any related party transaction must be reported to the General Counsel and may be consummated or may continue only (1) if the Nominating and Corporate Governance Committee approves or ratifies such transaction and if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party or (2) if the transaction has been approved by the disinterested members of the Board. The Nominating and Corporate Governance Committee may approve or ratify the related party transaction only if the Committee determines that, under all of the circumstances, the transaction is in the best interests of the Company.

Many of the directors and executive officers of the Company and the Bank and their associates, which include corporations, partnerships and other organizations in which they are officers or partners or in which they and their immediate families have at least a 5% interest, are customers of the Bank. During 2013, the Bank made loans in the ordinary course of business to many of the directors and executive officers of the Company and the Bank and their associates, all of which were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons unaffiliated with the Company and did not involve more than the normal risk of collectability or present other unfavorable features. Loans to directors and executive officers of the Company and the Bank and certain significant shareholders of the Company are subject to limitations contained in the Federal Reserve Act, the principal effect of which is to require that extensions of credit by the Bank to directors and executive officers of the Company and the Bank and certain significant shareholders of the Company satisfy the foregoing standards. As of December 31, 2013, all of such loans aggregated $6.19 million which was approximately 0.52% of the Company’s Tier 1 capital at such date. The Company expects the Bank to have such transactions or transactions on a similar basis with the directors and executive officers of the Company and the Bank and certain significant shareholders of the Company and their associates in the future.

During 2013, the Bank leased 3,552 square feet for its Waugh Drive Banking Center in Houston, Texas from 55 Waugh L.P. Ned S. Holmes, a director of the Company, holds an ownership interest in 55 Waugh L.P. In addition, Mr. Holmes is the Chairman of Ned S. Holmes Investments, Inc., which managed the building in which the Waugh Drive Banking Center is located. The initial term of the lease was for ten years and was to expire in February 2011. In August 2010, the Bank exercised its option to renew the lease beginning in February 2011 for a period of five years upon the same general terms as the original lease, but for an initial base rent of $7,252 per month, an increase of $814 per month over the rent in effect at the expiration of the initial term, plus the Bank’s pro rata share of maintenance and operating expenses. The aggregate monthly rental payments for 2013 were approximately $96,500 and include the Bank’s pro rata share of maintenance and operating expenses. Future payments during the renewal term are subject to an annual increase in the base rent of an additional $148 per month.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY MANAGEMENT OF THE COMPANY AND PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the beneficial ownership of the Company Common Stock as of February 28, 2014, by (1) directors, director nominees and executive officers of the Company, (2) each person who is known by the Company to own beneficially 5% or more of the Common Stock and (3) all directors, director nominees and executive officers as a group. Unless otherwise indicated, based on information furnished by such shareholders, management of the Company believes that each person has sole voting and dispositive power over the shares indicated as owned by such person and the address of each shareholder is the same as the address of the Company.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage Beneficially Owned(1)
Principal Shareholders
BlackRock, Inc.	4,705,381	(2)	7.11%
The Vanguard Group, Inc.	3,854,740	(3)	5.82
State Street Corporation	3,435,283	(4)	5.19

Directors and Executive Officers
Chris Bagley	85,329	(5)	*
James A. Bouligny	322,112	(6)	*
W.R. Collier	251,161	(7)	*
Michael Epps	90,000		*
William H. Fagan, M.D.	824,122	(8)	1.24
Leah Henderson	17,107	(9)	*
Randy Hester	160,945	(10)	*
David Hollaway	144,352	(11)	*
Ned S. Holmes	427,554	(12)	*
William T. Luedke IV	6,637		*
Perry Mueller, Jr., D.D.S.	273,104	(13)	*
Charlotte M. Rasche	17,277	(14)	*
Harrison Stafford II	292,206	(15)	*
Robert Steelhammer	254,920	(16)	*
H. E. Timanus, Jr.	338,284	(17)	*
David Zalman	698,193	(18)	1.05
Directors, Director Nominees and Executive Officers as a Group (16 persons)	4,186,196	(19)	6.32%

*	Indicates ownership which does not exceed 1.0%.
(1)	The percentage beneficially owned was calculated based on 66,219,775 shares of Common Stock outstanding as of February 28, 2014. The percentage assumes the exercise by the shareholder or group named in each row of all options for the purchase of Common Stock held by such shareholder or group and exercisable within 60 days.
(2)	The address for the shareholder is 40 East 52nd Street, New York, NY 10022. The information regarding beneficial ownership is included in reliance on a Schedule 13G/A filed with the SEC on January 30, 2014 by BlackRock, Inc. Includes shares held by each of BlackRock Advisors (UK) Limited; BlackRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock Financial Management, Inc.; BlackRock Fund Advisors; BlackRock Fund Management Ireland Limited; BlackRock Institutional Trust Company, N.A.; BlackRock International Limited; BlackRock Investment Management (Australia) Limited; BlackRock Investment Management (UK) Ltd; and BlackRock Investment Management, LLC. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the Common Stock. No one person’s interest in the Common Stock is more than 5% of the Company’s total outstanding common shares.

(3)	The address for the shareholder is 100 Vanguard Blvd., Malvern, PA 19355. The information regarding beneficial ownership is included in reliance on a Schedule 13G/A filed with SEC on February 12, 2014 by The Vanguard Group, Inc. Includes shares beneficially owned by Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd.
(4)	The address for the shareholder is State Street Financial Center, One Lincoln Street, Boston, MA 02111. The information regarding beneficial ownership is included in reliance on a Schedule 13G filed with SEC on February 4, 2014 by State Street Corporation. Includes shares held by each of State Street Bank and Trust Company; SSGA Funds Management, Inc.; State Street Global Advisors Limited; State Street Global Advisors LTD; State Street Global Advisors, Australia Limited; and State Street Global Advisors, Asia Limited.
(5)	Includes 16,300 shares held of record by Prosperity’s 401(k) Plan as custodian for Mr. Bagley. Of the shares beneficially owned by Mr. Bagley, 40,000 shares are pledged as collateral.
(6)	Of the shares beneficially owned by Mr. Bouligny, 28,600 shares are pledged as collateral.
(7)	Includes 12,164 shares held by The Collier Foundation, for which Mr. Collier serves as President, 1,227 shares held by Mr. Collier as Trustee of the Separate Trust for R.G. Collier as Established by the Robert F. Collier Asset Trust Agreement, 470 shares held by Caprock Acres, Inc., for which Mr. Collier serves as President, 1,947 shares held by Mr. Collier’s spouse and 811 shares held by an individual retirement account for Mr. Collier’s spouse.
(8)	Includes 3,337 shares held of record by Dr. Fagan’s spouse and 7,951 shares held by limited partnership with which Dr. Fagan is associated.
(9)	Includes 10,038 shares held of record in the Leah Boomer Huffmeister Henderson Trust, over which Ms. Henderson has voting power, and 5,369 shares held by the Kellie Huffmeister Trust, of which Ms. Henderson is the trustee.
(10)	Includes 44,084 shares held of record by the Company’s 401(k) Plan as custodian for Mr. Hester and 20,434 shares held of record by the Company’s 401(k) Plan as custodian for Mr. Hester’s spouse.
(11)	Includes 2,368 shares held of record by the Company’s 401(k) Plan as custodian for Mr. Hollaway’s spouse, 3,473 shares of stock held of record by Mr. Hollaway’s spouse and 10,000 shares which may be acquired within 60 days pursuant to the exercise of stock options.
(12)	Includes 2,000 shares held of record by Mr. Holmes’ spouse, 70,070 shares held of record by HF Properties, Ltd. of which Mr. Holmes is managing partner, 106,499 shares held of record by the Ned S. Holmes Profit Sharing Plan, 2,480 shares held by an exempt trust, of which Mr. Holmes is the trustee, 2,480 shares held by an exempt trust, of which Mr. Holmes is the trustee, 27,500 shares held of record by a trust for the benefit of Mr. Holmes’ daughter, of which Mr. Holmes is trustee, 48,500 shares held of record by a trust for the benefit of Mr. Holmes’ daughter, of which Mr. Holmes is trustee and 8,820 shares held of record by the Downie 1998 Children’s Trust, of which Mr. Holmes is trustee.
(13)	Includes 190,345 shares held of record by an IRA account, 63,582 shares held of record in a special trust, of which Dr. Mueller is the trustee, and 3,278 shares held of record by Dr. Mueller’s wife. Dr. Mueller expressly disclaims beneficial ownership of the 3,278 shares held of record by his spouse.
(14)	Includes 1,255 shares held of record by the Company’s 401(k) Plan as custodian for Ms. Rasche.
(15)	Includes 180,400 shares held of record by the Harrison Stafford Investment Partnership, of which Mr. Stafford is general partner, 5,706 shares held of record by Dixie II Investments Ltd., of which Mr. Stafford is general partner, and 3,200 shares held of record by Mr. Stafford’s wife. Of the shares beneficially owned by Mr. Stafford, 56,800 shares are pledged as collateral.
(16)	Includes 820 shares held of record by the Steelhammer & Miller, P.C. 401(k) plan for the benefit of Mr. Steelhammer. Of the shares beneficially owned by Mr. Steelhammer, 85,000 shares are pledged as collateral.
(17)	Includes 249,760 shares held of record by Dooley Investments, Ltd., of which Mr. Timanus and his wife are the general partners.
(18)	Includes 15,900 shares held of record by Mr. Zalman as custodian for his children and 200,000 shares held of record by the David and Vicki Jo Zalman 2006 Children’s Trust, of which Daniel Zalman, Mr. Zalman’s brother, serves as trustee. Mr. Zalman disclaims beneficial ownership of the shares held in the Children’s Trust and including them in this table is not an admission that Mr. Zalman is the beneficial owner of these shares for any purpose.
(19)	Includes 10,000 shares which may be acquired within 60 days pursuant to the exercise of stock options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of the outstanding Common Stock to file reports of ownership and changes in ownership of Common Stock and other equity securities of the Company with the SEC. Such persons are required by the SEC’s regulations to furnish the Company with copies of all Section 16 forms they file.

Based solely on the Company’s review of the copies of such reports furnished to it and representations from certain reporting persons that they have complied with the applicable filing requirements, the Company believes that during the year ended December 31, 2013, all Section 16(a) reporting requirements applicable to its officers, directors and greater than 10% shareholders were complied with.

ITEM 2.

PROPOSAL TO RATIFY APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pursuant to the recommendation of the Audit Committee, the Board has appointed Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2014. Deloitte & Touche LLP has served as the Company’s independent registered public accounting firm continuously for over ten years.

At the Meeting, the shareholders will be asked to consider and act upon a proposal to ratify the appointment of Deloitte & Touche LLP. The ratification of such appointment will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote and present in person or represented by proxy at the Meeting. Representatives of Deloitte & Touche LLP will be present at the Meeting, will be given an opportunity to make a statement (if they desire to do so) and will be available to respond to appropriate questions.

Shareholder ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year is not required by the Company’s Bylaws, state law or otherwise. However, the Board is submitting the selection of Deloitte & Touche LLP to the Company’s shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection of Deloitte & Touche LLP is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the 2014 fiscal year if it determines that such a change would be in the best interests of the Company and its shareholders.

THE BOARD RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

ITEM 3.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, the Company is providing shareholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of its named executive officers.

The Company urges shareholders to read the section titled “Executive Compensation and Other Matters—Compensation Discussion and Analysis” beginning on page 20 of this Proxy Statement, which describes in more detail how its executive compensation policies and procedures operate and are designed to achieve its compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 27—34, which provide detailed information on the compensation of the

Company’s named executive officers. The Compensation Committee and the Board believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in achieving its goals and that the compensation of its named executive officers reported in this Proxy Statement has contributed to the Company’s recent and long-term success.

The Company is asking for shareholder approval of the compensation of its named executive officers as disclosed in this Proxy Statement in accordance with SEC rules, which disclosures include the information contained in the Compensation Discussion and Analysis, the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the policies and practices described in this Proxy Statement.

Accordingly, the Company is asking its shareholders to vote on the following resolution at the Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2013 Summary Compensation Table and the other related tables and disclosures.”

This advisory vote, commonly referred to as a “Say-On-Pay” vote, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding its executive compensation program.

THE BOARD RECOMMENDS A VOTE FOR THE NON-BINDING PROPOSAL TO APPROVE THE COMPENSATION OF ITS NAMED EXECUTIVE OFFICERS.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

In order for shareholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act to be presented at the Company’s 2015 Annual Meeting of Shareholders and included in the Company’s proxy statement and form of proxy relating to such meeting, such proposals must be submitted to the Secretary of the Company at the Company’s principal executive offices no later than November 14, 2014. Shareholder proposals should be submitted to the Secretary of the Company at Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas 77027.

In addition, the Company’s Bylaws provide that only such business which is properly brought before a shareholder meeting will be conducted. For business to be properly brought before a meeting or nominations of persons for election to the Board to be properly made at a meeting by a shareholder, notice must be received by the Secretary of the Company at the Company’s offices not less than 120 days in advance of the first anniversary of the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting of shareholders. Such notice to the Company must also provide certain information set forth in the Company’s Bylaws. A copy of the Company’s Bylaws may be obtained upon written request to the Secretary of the Company.

ANNUAL REPORT ON FORM 10-K

The Company will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC, to any shareholder upon written request to Investor Relations, Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas 77027.

The Company’s Annual Report on Form 10-K, including consolidated financial statements and related notes, for the fiscal year ended December 31, 2013, as filed with the SEC, accompanies but does not constitute part of this Proxy Statement.

OTHER MATTERS

The Board does not intend to bring any other matter before the Meeting and does not know of any other matters that are to be presented for action at the Meeting. However, if any other matter does properly come before the Meeting or any adjournment thereof, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

You are cordially invited to attend the Meeting. Regardless of whether you plan to attend the Meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

By order of the Board of Directors,

David Zalman Chairman of the Board

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals —	This proxy is solicited on behalf of the Board of Directors of the Company and will be voted FOR proposals 1, 2 and 3 unless otherwise indicated.

1.

ELECTION of four (4) Class I directors to serve on the Board of Directors of the Company until the Company’s 2017 annual meeting of shareholders, and each until their successors are duly elected and qualified, or until their earlier resignation or removal.

+
		For	Withhold				For	Withhold		For	Withhold
	01 - William H. Fagan, M.D.	☐	☐	02 - William T. Luedke IV			☐	☐	03 - Perry Mueller, Jr., D.D.S.	☐	☐
	04 - Harrison Stafford II	☐	☐
				For	Against	Abstain					For	Against	Abstain
2.	RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2014.			☐	☐	☐	3.	ADVISORY APPROVAL OF THE COMPENSATION of the Company’s named executive officers (“Say-On-Pay”).			☐	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign your name exactly as it appears hereon. If shares are held jointly, all joint owners must sign. If shares are held by a corporation, please sign the full corporate name by the president or any other authorized corporate officer. If shares are held by a partnership, please sign the full partnership name by an authorized person. If you are signing as attorney, executor, administrator, trustee or guardian, please set forth your full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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01SKEB

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — Prosperity Bancshares, Inc.

2014 Annual Meeting of Shareholders to be held on Tuesday, April 15, 2014

This Proxy is Solicited on Behalf of the Board of Directors.

The 2014 Annual Meeting of Shareholders of Prosperity Bancshares, Inc. (the “Company”) will be held at the East Lawn Board Room of Prosperity Bank at 80 Sugar Creek Center Boulevard, Sugar Land, Texas 77478, on Tuesday, April 15, 2014, beginning at 10:00 a.m. (local time). The undersigned hereby acknowledges receipt of the related Notice of 2014 Annual Meeting of Shareholders and Proxy Statement dated March 14, 2014 accompanying this proxy.

The undersigned shareholder hereby appoints David Zalman and H.E. Timanus, Jr., and each of them, attorneys and agents, with full power of substitution, to vote as proxy all shares of Common Stock, par value $1.00 per share, of the Company (the “Common Stock”) owned of record by the undersigned and otherwise to act on behalf of the undersigned at the 2014 Annual Meeting of Shareholders and any adjournment thereof in accordance with the directions set forth herein and with discretionary authority with respect to such other matters as may properly come before such meeting or any adjournment(s) thereof, including any matter presented by a shareholder at such meeting for which advance notice was not received by the Company in accordance with the Company’s Amended and Restated Bylaws.

This proxy is solicited by the Board of Directors and will be voted in accordance with the undersigned’s directions set forth herein. If no direction is made, this proxy will be voted (1) FOR the election of all nominees for director named herein, (2) FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2014 and (3) FOR the non-binding proposal to approve the compensation of the Company’s named executive officers.

This proxy is solicited on behalf of the Board of Directors of the Company and will be voted FOR proposals 1, 2 and 3 unless otherwise indicated.

(Items to be voted appear on reverse side.)